As filed with the Securities and Exchange Commission on November 1, 2006

File No. 333-136323

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

——————

Amendment No. 2 to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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BEVERAGE ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6770	20-3852601
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2670 Commercial Avenue
Mingo Junction, Ohio 43938
(800) 275-4630

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rodman L. Drake, Chairman
2670 Commercial Avenue
Mingo Junction, Ohio 43938
(800) 275-4630

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Joel I. Papernik, Esq.	Phyllis G. Korff, Esq.
Jeffrey P. Schultz, Esq.	Stacy J. Kanter, Esq.
Mintz Levin Cohn Ferris Glovsky	Skadden, Arps, Slate, Meagher
and Popeo, P.C.	& Flom LLP
666 Third Avenue	Four Times Square
New York, New York 10017	New York, New York 10036
(212) 935-3000	(212) 735-3000
(212) 983-3115—Facsimile	(212) 735-2000—Facsimile

——————

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject To Completion, Dated November 1, 2006

$36,000,000

Beverage Acquisition Corporation

4,500,000 Units

——————

Beverage Acquisition Corporation is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, with one or more domestic or international operating business in the beverage industry. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit is being sold at a purchase price of $8.00 per unit and consists of:

•

one share of our common stock; and

•

one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.50. Each warrant will become exercisable on the later of our completion of a business combination or                    , 2007 [one year from the date of this prospectus], and will expire on                   , 2010 [four years from the date of this prospectus], or earlier if they are called for redemption.

Certain of our officers, directors and existing stockholders have agreed to purchase from us an aggregate of 1,041,667 warrants, or insider warrants, for an aggregate purchase price of $1,250,000, or $1.20 per warrant, in a private placement to occur immediately prior to this offering. If we do not complete a business combination, then the insider warrants will expire worthless. Each insider warrant will entitle the holder to purchase one share of our common stock following the consummation of a business combination at a price of $5.50 per share and will have the same terms as the warrants included in the units sold in this offering, except that the insider warrants are not transferable or saleable by the purchaser until the consummation of a business combination, are non-callable by us so long as such warrants are held by the original purchaser or its affiliates and may be exercised on a “cashless basis.”

We have granted Morgan Joseph & Co. Inc. , the representative of the underwriters, a 45-day option to purchase up to 675,000 additional units solely to cover over-allotments, if any (over and above the 4,500,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to the representative, for $100, as additional compensation, an option to purchase up to a total of 225,000 units at an exercise price of $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol           on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols          and         , respectively. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 16 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)(2)	Proceeds, Before Expenses, to Us
Per unit	$8.00	$0.40	$7.60
Total	$36,000,000	$1,800,000	$34,200,000

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(1)

Excludes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds, or $720,000 ($828,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination.

(2)

No discount or commissions are payable with respect to the insider warrants purchased in the private placement.

Of the net proceeds we receive from this offering and the private placement as described in this prospectus, approximately $7.60 per unit, or $34,200,000 ($39,330,000 if the underwriters’ over-allotment option is exercised in full), of which $720,000 is attributable to the deferred underwriters’ discount and commissions ($828,000 if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account, at J.P. Morgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee. None of the funds held in the trust account will be released from the trust account until the earlier of the consummation of a business combination or our dissolution and liquidation. We will dissolve and distribute only to our public stockholders the amount in our trust account (including any accrued interest) plus any remaining net assets if we do not consummate a business combination within 18 months after the consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the consummation of this offering and the business combination has not yet been consummated within the 18-month period).

We are offering the units for sale on a firm-commitment basis. Morgan Joseph & Co. Inc. , acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                     , 2006.

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GunnAllen Financial, Inc.	Legend Merchant Group, Inc.

               , 2006

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included in this prospectus, before investing. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. Unless otherwise stated in this prospectus:

•

references to “we,” “us” or “our company” refer to Beverage Acquisition Corporation;

•

the term “existing stockholders” refers to the persons that held shares of our common stock immediately prior to the date of this offering;

•

the term “public stockholders” means the holders of common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders, to the extent that they purchase or acquire such units in this offering or in the aftermarket;

•

the term “private placement” refers to the purchase by certain of our officers, directors and existing stockholders in a private placement that will occur immediately prior to this offering, of an aggregate of 1,041,667  warrants, at a purchase prize of $1.20 per warrant,  to purchase an aggregate of 1,041,667 shares of our common stock; and

•

the term “insider warrants” refers to the warrants to purchase an aggregate of 1,041,667 shares of our common stock being purchased by certain of our officers, directors and existing stockholders in the private placement.

In addition, unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

We are a blank check company organized under the laws of the State of Delaware on November 16, 2005. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with a currently unidentified operating business in the beverage industry. We are not currently considering or contemplating any specific business combination and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to any specific merger, capital stock exchange, asset acquisition or other business combination. None of our officers or directors have had any communications or discussions with potential contacts or relationships regarding a potential business combination. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business. Our management team is aware of the restrictions that apply to the identification of, and negotiations and agreements with, prospective target businesses and the disclosure required when there is an agreement pertaining to an acquisition or an acquisition is probable. To date, our efforts have been limited to organizational activities.

We intend to pursue acquisitions in any or all segments of the beverage industry. Such acquisitions may include, but are not limited to, acquisitions of ingredient providers, packaging suppliers, brand owners, importers, distributors and related service providers or products. Our target acquisition candidates may include both domestic and/or international businesses or assets.

Our management combines significant beverage industry experience, including in-depth knowledge, operating experience and corporate finance expertise in the beverage industry, in addition to private equity experience, as summarized below. Our management’s approximately 100 years of beverage industry experience encompasses each of the five major sectors of the beverage supply chain: beverage input companies (such as ingredient and packaging suppliers), beverage manufacturers, beverage distributors, beverage retailers and beverage service companies (such as maintenance, distribution, merchandising and marketing support). The following highlights the relevant experience of management and the members of our board of directors. Additional background information is included in this prospectus under “Management—Directors and Executive Officers”:

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Norman E. Snyder, our chief executive officer, president and a member of our board of directors, previously served in various positions with South Beach Beverage Company, or SoBe, a manufacturer of premium non-carbonated ready-to-drink teas and fruit juices that was sold to PepsiCo in 2001, including chief operating officer from February 2001 to August 2001 and chief financial officer from July 1996 to February 2001, and chief operating officer of the Rheingold Brewing Company until its sale to Drinks America Holdings, Ltd. in 2005.

•

Michael C. Bellas, our vice chairman, is the founder and chairman of Beverage Marketing Corporation of New York, a strategic consulting and research firm specializing in the beverage industry. Mr. Bellas has provided strategic counsel to several leading beverage companies for more than twenty-five years in which he has completed over 400 client consulting studies, encompassing new growth initiatives, market entry planning, brand development/revitalization, domestic and international marketplace assessments and sales/distribution strategy development. In addition, he was responsible for launching his firm’s annual series of  U.S. and international market reports on the beverage industry as well as publishing the Beverage Marketing Directory, a widely used beverage industry information resource.

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Rodman L. Drake, our chairman, has served as managing director of Baringo Capital LLC, a private equity group focused on natural resources he co-founded in 2002. Mr. Drake was previously chief executive officer of Cresap McCormick & Paget, an international strategy consulting firm. Mr. Drake has been a consultant to Beverage Marketing Corporation of New York since 1985.

•

Barclay H. Griffiths and J. Ross Colbert have each held senior executive positions with companies in the beverage industry, most recently with BMC/Haas Financial, a division of Beverage Marketing Corporation of New York, a financial advisory firm servicing the beverage industry.

Although we expect several members of our management team, particularly our chairman of the board, vice chairman and chief executive officer, to remain associated with us following a business combination, it is possible that our current management may not remain as management of the combined company after the consummation of a business combination.

While we may seek to effect business combinations with more than one target business in the beverage industry, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of our net assets (excluding deferred underwriting discounts and commissions of approximately $720,000, or $828,000 if the over-allotment option is exercised in full) at the time of such acquisition. Consequently, it is likely that we will have the ability to effect only a single business combination, although this may entail simultaneous acquisitions of several closely related operating entities. If we determine to simultaneously engage in a business combination with several operating businesses and these businesses are owned by different persons, each of the persons will have to agree that our transaction with its business is contingent on the simultaneous closings of the other transactions. This requirement may make it more difficult for us, and delay our ability, to complete the business combination. With multiple transactions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple counter parties) and the additional risks associated with the subsequent assimilation of the operations, services and products of the various companies in a single operating business.

If the business combination is with a business or businesses that have a fair market value substantially in excess of 80% of our net assets, in order to consummate such a transaction, we may issue a significant amount of our debt or equity securities to the owners of such businesses and seek to raise additional funds through a private offering of debt or equity securities or through commercial loans. We have no limitations on our ability to raise additional funds through the sale of securities or the incurrence of indebtedness for this purpose. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so. There is no assurance that such fundraising arrangement, if desired, would be available on acceptable terms, if at all.

As used in this prospectus, a “target business” shall include one or more operating businesses in the beverage industry, and a “business combination” shall mean the acquisition by us of such a target business.

Our offices are located at 2670 Commercial Avenue, Mingo Junction, Ohio 43938 and our telephone number is (800) 275-4630.

If you are not an institutional investor, you must be a resident of either Colorado, Delaware, Florida, Hawaii, Illinois, New York, Rhode Island and Wyoming in order to be able to purchase our securities in this offering. We have also applied for, but have not yet received, permission to sell our securities in the District of Columbia and Indiana. If you are not an institutional investor and are a resident of the District of Columbia and or Indiana, you will not be able to purchase our securities in this offering unless we have received such permission.

Private Placement

Certain of our officers, directors and existing stockholders have agreed to purchase from us an aggregate of 1,041,667 warrants at a purchase price of $1.20 per warrant in a private placement that will occur immediately prior to this offering, the proceeds of which will be held in the trust account. Each warrant will entitle the holder to purchase one share of our common stock following the consummation of a business combination at a price of $5.50 per share and will have the same terms as the warrant included in the units sold in this offering, except that such insider warrants are not transferable or saleable by the purchaser until the consummation of a business combination, are non-callable by us so long as such warrants are held by the original purchaser or its affiliates and may be exercised on a “cashless basis.”

The Offering

Securities offered:	4,500,000 units, at $8.00 per unit, each unit consisting of:

• one share of common stock; and
• one warrant.

Trading commencement and separation of common stock and warrants:

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless Morgan Joseph & Co., the representative of the underwriters, determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. If Morgan Joseph & Co. determines to permit separate trading of the common stock and warrants earlier than the 90th day after the date of this prospectus, we will issue a press release and file a Current Report on Form 8-K with the Securities and Exchange Commission announcing when such separate trading will begin.

In no event will Morgan Joseph & Co. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the underwriters’ over-allotment option has either expired or been exercised. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website after the filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Common stock:

Number outstanding before this offering	1,125,000 shares

Number to be outstanding after this offering	5,625,000 shares

Warrants:

Number outstanding before this offering and the private placement	0 warrants

Number to be outstanding after this offering	5,541,667 warrants, including the 1,041,667 insider warrants purchased in the private placement

Exercisability	Each warrant is exercisable for one share of common stock

Exercise price	$5.50

Exercise period	The warrants will become exercisable on the later of:

• the completion of an initial business combination with a target business; or
• , 2007 [one year from the date of this prospectus].

All warrants will expire at 5:00 p.m., New York City time, on , 2010 [four years from the date of this prospectus], or earlier if they are called for redemption.

Call of Warrants:	Once the warrants become exercisable, we may call the outstanding warrants other than the insider warrants (including any warrants issued upon exercise of the unit purchase option):

•

in whole and not in part;

•

at a price of $0.01 per warrant;

•

upon a minimum of 30 days’ prior written notice of the call; and

•

if, and only if, the last sale price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice the call.

We have established the above conditions to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for the call, however, there can be no assurance that the price of the common stock will exceed either the $11.50 call price or the warrant exercise price after the call is made.

In addition, we may not call the warrants unless the warrants purchased as part of the units in this public offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the date of the call notice through the date fixed for the call.

The insider warrants are non-callable by us so long as such insider warrants are held by the original purchasers or their affiliates.

Insider warrants purchased in the private placement:

Certain of our officers, directors and existing stockholders have agreed to purchase an aggregate of 1,041,667 warrants for an aggregate purchase price of $1,250,000, or $1.20 per warrant, in a private placement to occur immediately prior to this offering. The insider warrants will be purchased separately and not in combination with common stock in the form of units. The aggregate proceeds from the private placement will be added to the proceeds from this offering to be held in the trust account pending our completion of a business combination. We refer to these 1,041,667 warrants as the insider warrants throughout this prospectus. If we do not complete a business combination that meets the criteria described in this prospectus, then the insider warrants will expire worthless. The insider warrants will become exercisable upon the completion of a business combination, are non-callable so long as such insider warrants are held by the original purchasers or their affiliates and may be exercised on a “cashless basis.”  The insider warrants cannot be sold or transferred until we complete a business combination except that the purchasers of the insider warrants are permitted to transfer such warrants in certain limited circumstances, such as by will in the event of their death, but the transferees receiving such insider warrants will be subject to the same sale restrictions imposed on the persons who initially purchase these warrants from us. In addition, commencing on the date such warrants become exercisable, the insider warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With those exceptions, the insider warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

If any of the purchasers acquire warrants or units for their own account in the open market, any such warrants or the warrants included in those units will be callable. If our other outstanding warrants are called by us and the price of our common stock rises following such call, the holders of the insider warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although we can give no assurance the price of our common stock would increase following a warrant call. We have elected to make the insider warrants non-callable in order to provide the purchasers a potentially longer exercise period for those warrants because they will bear a higher risk while being required to hold such warrants until following a business combination. If our stock price declines in periods subsequent to a warrant call and the purchasers who initially acquired these warrants from us continue to hold the warrants, the value of those warrants still held by these persons may also decline. The insider warrants will be differentiated from warrants, if any, purchased in or following this offering by certain of our officers, directors, and existing stockholders and the other purchasers through the legending of certificates representing the insider warrants indicating the restrictions and rights specifically applicable to such warrants as are described in this prospectus.

Insider warrants purchased in the private placement: (continued)

The insider warrants may be exercised pursuant to an exemption to the requirement that the securities underlying such warrants be registered pursuant to an effective registration statement. Therefore, the insider warrants may be exercised whether or not an effective registration statement is in place. The warrants purchased as part of the units in this public offering are not issued under this exemption and, accordingly, such warrants may only be exercised if there is an effective registration statement in place. Because we are required to only use our best efforts to maintain an effective registration statement, the warrants issued in this public offering may expire worthless.

Limited recourse line of credit:

We have a limited recourse revolving line of credit from our officers and directors under which we may have up to $250,000 of outstanding borrowings at any time. The revolving line of credit terminates upon the earlier of the completion of a business combination, the liquidation of the company, or two years from the date of this prospectus. The revolving line of credit bears interest at a rate equal to the rate of interest to be paid on the funds held in the trust account and has no recourse against the funds in the trust account, which funds will be distributed to the public stockholders if we do not consummate a business combination within the requisite time periods. It is possible that we could use a portion of the borrowings under the limited recourse revolving line of credit to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. As used in this prospectus, a “no-shop provision” means a contractual provision that prohibits the parties in a business combination from engaging in certain actions such as soliciting better offers or other transactions prior to the completion of the business combination or the termination thereof and requires, in the event of a breach of such provision, the breaching party to make a monetary payment to the non-breaching party. In the case of a buyer of the business, such a provision can impose liquidated damages on the buyer if the buyer fails to consummate the business combination transaction in certain circumstances resulting in the forfeiture of any deposit.

Limited payments to insiders:

There will be no fees or other cash payments paid to our existing stockholders or our officers and directors prior to or in connection with a business combination other than:

•

repayment of a $100,000 non-interest bearing loan made by certain of our officers and directors to cover offering expenses;

Limited payments to insiders: (continued)

•

payment of up to $7,500 per month to Beverage Marketing Corporation of New York, an affiliate of Michael C. Bellas, our vice chairman, for office space and administrative services; and

•

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible target businesses and business combinations.

The future role of our officers and directors and their respective remuneration, if any, in the target business following a business combination cannot presently be stated with any certainty. We cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business. Our current officers and directors will only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination, though we cannot assure you that these considerations will not be a factor in our decision.

Proposed OTC Bulletin Board symbols for our:

Units

Common stock

Warrants

Offering and private placement proceeds to be held in the trust account:

$34,200,000 of the proceeds of this offering and the private placement (or $39,330,000, if the over-allotment option is exercised in full), or approximately $7.60 per unit, will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include the $1,250,000 in net proceeds from the private placement and $720,000 in deferred underwriting discounts and commissions, or $828,000, if the underwriters’ over-allotment option is exercised in full (subject to a pro rata reduction for public stockholders who exercise their conversion rights). We believe that the inclusion in the trust

Offering and private placement proceeds to be held in the trust account: (continued)

account of the proceeds from the private placement and the deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distribution to investors if we liquidate our trust account as part of our dissolution and prior to our completing an initial business combination.

The proceeds held in trust and all interest earned thereon (net of taxes payable on income of the funds in the trust account) will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus or (ii) our dissolution and liquidation. See “Use of Proceeds.”  If we dissolve and liquidate the trust account, the underwriters have agreed to waive any right they may have to the deferred underwriting discount held in the trust account, all of which shall be distributed to our public stockholders. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering, the investigation and selection of a target business, or the negotiation of an agreement to effect the business combination, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto. Expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $750,000 after the payment of the expenses related to this offering in addition to up to $250,000 of borrowings under the limited recourse revolving line of credit).

Our amended and restated certificate of incorporation requires that we deposit into the trust account the amount of net proceeds of this offering specified in our registration statement. While we could change the amount of net proceeds to be invested in the trust account prior to the effective date of this offering by changing the disclosure in the registration statement, we believe this provision to be an obligation of our company to its stockholders and that investors will make an investment decision in our company, relying, at least in part, on this provision. As a result, assuming we consummate an offering of the size indicated in this registration statement, we do not intend to change the amount of net proceeds to be deposited in the trust account prior to consummation of this offering.

None of the warrants may be exercised until after the consummation of a business combination. After the proceeds of the trust account have been disbursed, the exercise price, if any, with respect to the warrants will be paid directly to us.

A portion of the funds not held in the trust account will be used to repay loans made to us by our stockholders to cover offering related expenses. It is possible that we could use a portion of the funds not in the trust account to make a

Offering and private placement proceeds to be held in the trust account: (continued)

deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), and if we have exhausted the limited recourse line of credit referred to above, we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would dissolve the company and liquidate our trust account as part of our plan of dissolution and distribution.

Condition to consummating our initial business combination:

Our initial business combination must occur with one or more target businesses that have a fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions of approximately $720,000, or approximately $828,000 if the over-allotment option is exercised in full) at the time of such business combination. However, subject to this requirement, we are not required to actually use any or all of the assets in the trust account for the business combination and we may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to finance the operations of the target business or to make other acquisitions.

The fair market value of any such business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Although neither our amended and restated certificate of incorporation nor Delaware law prohibit us from infusing an acquisition target with our own capital prior to an acquisition to enable the acquisition to meet the 80% of our net assets threshold for its fair market value, we do not intend to do so. We believe this provision to be an obligation of our company to its stockholders and that investors will make a decision about investing in our company, relying, at least in part, on this provision.

Stockholders must approve business combination:

We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable law. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of

Stockholders must approve business combination: (continued)

common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Our existing stockholders have also agreed to vote all the shares of our common stock acquired in this offering or in the aftermarket in favor of a business combination. As a result, our existing stockholders will not have any conversion rights attributable to their shares in the event that a business combination is approved by a majority of our public stockholders. We will proceed with the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 20% of the shares sold in this offering vote against the business combination and exercise their conversion rights as described below. Public stockholders who convert their stock into a pro rata share of the trust account retain their warrants.

Voting against the business combination alone will not result in conversion of a stockholder’s shares for a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below. Even if less than 20% of the stockholders exercise their conversion rights, we may be unable to consummate a business combination if such conversion leaves us with funds with a fair market value less than 80% of our net assets (excluding deferred underwriting discounts and commissions) at the time of such acquisition, which amount is required as a condition to the consummation of our initial business combination. In such event, we may be forced to find additional financing to consummate such a business combination, consummate a different business combination or dissolve and liquidate.

Conversion rights for stockholders voting to reject a business combination:

Public stockholders voting against a business combination that is approved will be entitled to convert their stock into a pro rata share of the trust account, before payment of deferred underwriting discounts and commissions and including any interest earned on their pro rata share, net of income taxes payable on such interest, if the business combination is approved and consummated. Our existing stockholders will not be able to convert their stock, even stock acquired in this offering or the aftermarket, into a pro rata share of the trust account under any circumstances. For more information, see the section entitled “Proposed Business—Effecting a Business Combination—Conversion Rights.”

Public stockholders who convert their common stock into a pro rata share of the trust account will be paid promptly their conversion price following their exercise of conversion rights and will continue to have the right to exercise any warrants they own. The initial conversion price is approximately $7.60 per share. Since this amount is

Conversion rights for stockholders voting to reject a business combination: (continued)

less than the $8.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Dissolution and liquidation if no business combination:

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution, liquidation and the distribution of our assets, including the funds held in the trust account, if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle, or definitive agreement has been executed within 18 months after consummation of this offering and the business combination related thereto has not been consummated within such 18-month period). We cannot provide investors with a specific time frame for the dissolution and liquidation. Pursuant to our certificate of incorporation, upon the expiration of such time periods, our purpose and powers will be limited to acts and activities relating to dissolving, liquidating and winding up. As required under Delaware law, we will seek stockholder approval for any voluntary plan of dissolution and liquidation. Upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. Our existing stockholders, including all of our officers and directors, have waived their rights to participate in any liquidating distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by them prior to this offering and have agreed to vote all of their shares in favor of any such plan of dissolution and liquidation. We estimate that, in the event we liquidate the trust account, a public stockholder will receive approximately $7.60 per share, without taking into account interest earned on the trust account, out of the funds in the trust account. We expect that all costs associated with implementing our plan of dissolution and liquidation as well as payments to any creditors will be funded by the proceeds of this offering not held in the trust account, but if we do not have sufficient funds outside of the trust account for those purposes or to cover our liabilities and obligations, the amount distributed to our public stockholders would be less than $7.60 per share. We estimate that our total costs and expenses for implementing and completing our stockholder-approved plan of dissolution and liquidation will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing of our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of our plan of dissolution and liquidation. We believe that there should be sufficient funds available from the proceeds not held in the trust account to fund the

Dissolution and liquidation if no business combination: (continued)	$50,000 to $75,000 of expenses, although we cannot give you assurances that there will be sufficient funds for such purposes.

In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months after the consummation of this offering (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation), the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and liquidation, in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date that is 24 months after the consummation of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation, and on such date file a proxy statement with the Securities and Exchange Commission, or SEC, seeking stockholder approval for such plan.

For more information regarding the dissolution and liquidation procedures and the factors that may impair our ability to distribute our assets, including stockholder approval requirements, or cause distributions to be less than $7.60 per share, please see the sections entitled “Risk Factors—If third parties bring claims against us, the proceeds held in a trust account could be reduced and the per-share liquidation price received by our stockholders could be less than approximately $7.60 per share,” “Risk Factors—Under Delaware law, our dissolution requires the approval of the holders of a majority of our outstanding stock, without which we will not be able to dissolve, liquidate and distribute our assets to our public stockholders,” “Risk Factors—Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them,” and “Business—Dissolution and Liquidation if No Business Combination.”

Escrow of existing stockholders’ initial shares:

On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering, into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. These shares will be released from escrow on _________, 2009 [three years from the date of this prospectus].

The foregoing restriction is subject to certain limited exceptions. Individuals holding initial shares may transfer shares to family members and trusts for estate planning purposes, or upon death, to an estate or beneficiaries. Even if transferred under these circumstances, the initial shares will remain in the escrow account. The shares are releasable from escrow prior to the above date only if following the

Escrow of existing stockholders’ initial shares: (continued)

initial business combination, we consummate a transaction in which all of the stockholders of the combined entity have the right to exchange their shares of common stock for cash, securities or other property.

Although the insider warrants will not be placed in escrow, the holders of such insider warrants have contractually agreed that all such warrants and underlying shares will not be sold or transferred by them until after we have completed a business combination.

Conflicts of interest and benefits to our affiliates:

Potential conflicts of interest may arise with respect to our directors, officers and existing stockholders as we seek to consummate a business combination. While we will not enter into a business combination with any of our existing stockholders, officers or directors, our existing stockholders, officers and directors may benefit, either directly or indirectly, upon our consummation of a business combination. For a detailed discussion of these potential conflicts of interest and benefits, see “Management—Conflicts of Interest” and “Certain Transactions.”

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Further, our existing stockholders’ initial equity investment is less than that which is required by the North American Securities Administrators Association, Inc. and we do not satisfy such association’s Statement of Policy Regarding Unsound Financial Condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 16 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	September 30, 2006
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital/(deficiency)	$(169,618)	$34,252,789
Total assets(2)	$239,768	$34,252,789
Total liabilities(3)	$216,979	$—
Value of common stock which may be converted for cash(4)	$—	$6,692,652
Stockholders’ equity	$22,789	$27,560,137

——————

(1)

The “as adjusted” information gives effect to the sale of the units in this offering and the insider warrants being sold in the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such transactions.

(2)

Excludes any proceeds of the $250,000 working capital line of credit.

(3)

Excludes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds, or $720,000 ($828,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination.

(4)

If the business combination is approved and completed, public stockholders who voted against the combination and have exercised their conversion rights will be entitled to redeem their stock for approximately $7.60 per share, which amount represents approximately $7.44 per share consisting of the net proceeds of the offering and proceeds from the private placement, and $0.16 per share representing the deferred portion of the underwriting discount and commissions that the underwriters have agreed to deposit into the trust account and forfeit on a pro rata basis to pay redeeming stockholders.

The working capital excludes $192,407 of costs related to this offering which were incurred prior to September 30, 2006. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” column. The working capital also excludes the insider warrants being sold in the private placement immediately prior to this offering.

The working capital (as adjusted) and total assets (as adjusted) amounts include the $33,480,000 being held in the trust account, which will be distributed on completion of our initial business combination (i) to any public stockholders who exercise their conversion rights, and (ii) to us in the amount remaining in the trust account following the payment to any public stockholders who exercise their conversion rights. The working capital (as adjusted) and total assets (as adjusted) amounts do not include the $720,000 ($828,000 if the underwriters’ over allotment option is exercised) being held in the trust account for the contingent underwriting discount which will be distributed on completion of our business combination (i) to any public stockholders who exercise their conversion rights and (ii) to the underwriters in the amount remaining following the payment to any public stockholders. All such proceeds will be distributed from the trust account only upon consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we have agreed to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation and the distribution of our assets, including the funds held in the trust account.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to 19.99% of the shares sold in this offering vote against the business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 899,550 shares of common stock, or 19.99% of the aggregate number of shares of common stock sold in this offering, at an initial per-share conversion price of approximately $7.60. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest net of income taxes on such interest, as of two business days prior to the proposed consummation of the business combination, divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur.

We will dissolve and liquidate if we do not consummate a business combination

Pursuant to, among other documents, our amended and restated certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, our purpose and powers will be limited to dissolving, liquidating and winding up. We will pay the costs of our dissolution and liquidation, which we currently estimate to be approximately $50,000 to $75,000, of the trust account from our remaining assets outside of the trust fund or, if necessary, from funds available under our limited recourse line of credit. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our plan of dissolution and distribution. Our public stockholders will be entitled to receive funds from the trust account only in the event of our dissolution and liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

If we are required to dissolve and liquidate before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to complete a business combination and are required to dissolve and liquidate our assets, the per-share liquidation amount will be less than $8.00 because of the expenses related to this offering, our general and administrative expenses, and the anticipated costs associated with seeking a business combination.

Following our dissolution, and upon the liquidation of the trust account, public stockholders will be entitled to receive (unless there are claims not otherwise satisfied by the amounts not held in the trust account, the funds made available under the line of credit or the indemnification provided by certain of our officers and directors) approximately $7.60 per share plus interest earned on their pro rata portion of the trust account (net of taxes payable thereon), which includes $720,000 of deferred underwriting discounts and commissions and the $1,250,000  purchase price of the insider warrants purchased in the private placement; provided, however that our chairman and certain of our executive officers have agreed to indemnify us for all creditor claims, only to the extent we do not obtain valid and enforceable waivers from vendors, prospective target businesses or other entities, in order to protect the amounts held in the trust account. In the event that our board recommends and our stockholders approve a plan of dissolution and distribution where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for claims made by our creditors and the amount available for distribution to our stockholders could be reduced.

Furthermore, the warrants will expire with no value if we dissolve and liquidate before the completion of a business combination.

If we are unable to find a suitable target business that results in a business combination, the funds being held in the trust account may not be returned to you for two years or longer.

We may not be able to find a suitable target business that results in a business combination. In such event, we will not be required to dissolve and liquidate until 18 months after the consummation of this offering (or 24 months after the consummation of this offering if certain extension criteria described in this prospectus have been satisfied). As a result, in the event we fail to find a suitable target business and do not consummate a business combination, the funds being held in the trust account may not be returned to you for as long as two years plus the time required to effect our dissolution and liquidation.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•

upon consummation of this offering, $34,200,000 (or $39,330,000, if the over-allotment option is exercised in full), of the proceeds from the offering and the private placement shall be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with a business combination, including the payment of the deferred underwriting discounts and commissions, or thereafter, upon our dissolution and liquidation, or as otherwise permitted in the amended and restated certificate of incorporation;

•

prior to consummating a business combination, we must submit such business combination to our stockholders for approval;

•

we may consummate the business combination if approved by a majority of our stockholders and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•

if a business combination is approved and consummated, public stockholders who voted against the business combination and who exercise their conversion rights will receive their pro rata share of the trust account;

•

if a business combination is not consummated or a letter of intent, an agreement in principle, or a definitive agreement is not signed within the time periods specified in this prospectus, then our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation of our assets, including funds in the trust account, and we will not be able to engage in any other business activities; and

•

we may not consummate any other merger, acquisition, asset purchase, or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (excluding the deferred underwriting discounts and commissions) at the time of such business combination.

Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend certain of the above-described provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, some or all of the above-described provisions would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders and we will not take any action to waive or amend any of these provisions.

Our amended and restated certificate of incorporation requires that we deposit into the trust account the amount of net proceeds specified in our registration statement, of which this prospectus forms a part. Accordingly, we could reduce the amount of net proceeds to be deposited into the trust account by changing the disclosure of such amount in this prospectus.

Our amended and restated certificate of incorporation requires that we deposit into the trust account the amount of net proceeds of this offering specified in our registration statement, of which this prospectus forms a part. We believe this provision to be an obligation of our company to its stockholders and that investors will make an investment decision in our company, relying, at least in part, on this provision. As a result, assuming we consummate an offering of the size indicated in this registration statement, we do not intend to change the amount of net proceeds to be invested in the trust account prior to consummation of this offering. However, we could reduce the amount of net proceeds to be invested in the trust account prior to the effective date of this offering by changing the disclosure in the registration statement.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to offerings of blank check companies” below.

Under Delaware law, our dissolution requires the approval of the holders of a majority of our outstanding stock, without which we will not be able to dissolve and liquidate, and distribute our assets to our public stockholders.

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination related thereto has not yet been consummated within such 18-month period). However, pursuant to Delaware law, our dissolution requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. Soliciting the vote of our stockholders will require the preparation of preliminary and definitive proxy statements, which will need to be filed with the SEC and could be subject to its review. This process could take a substantial amount of time ranging from 40 days to several months.

As a result, the distribution of our assets to the public stockholders could be subject to a considerable delay. Furthermore, we may need to postpone the stockholders meeting, resolicit our stockholders or amend our plan of dissolution and liquidation to obtain the required stockholder approval, all of which would further delay the distribution of our assets and result in increased costs. If we are not able to obtain approval from a majority of our stockholders, we will not be able to dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in this offering and these funds will not be available for any other corporate purpose. In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. However, we cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific timeframe for the dissolution and liquidation. If our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminate amount of time, we may be considered to be an investment company. Please see the section entitled “—If we are deemed to be an investment company, we would be subject to burdensome regulation which would restrict our activities and make it difficult for us to complete a business combination.”

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders will be less than $7.60 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Pursuant to Delaware General Corporation Law Sections 280 and 281, upon our dissolution we will be required to pay or make reasonable provision to pay all claims and obligations of the corporation, including all contingent, conditional or unmatured claims. While we intend to pay those amounts from our funds not held in trust, we cannot assure you those funds will be sufficient to cover such claims and obligations. Although we will seek to have all vendors, prospective target businesses or other entities with which we execute valid and enforceable agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account.

In addition, although our officers and directors have agreed to indemnify us for claims by any vendor, prospective target business or other entity that is owed money by us for services rendered or products sold to the extent that such claims reduce the amounts in the trust account to be distributed to the public stockholders upon our dissolution and liquidation, this indemnification is limited to claims by vendors, prospective target businesses or other entities that do not execute a valid and enforceable waiver of all rights, title, interest, and claim of any kind in or to the monies held in the trust account. Claims by target businesses, vendors and other entities that execute such agreements would not be indemnified by our officers and directors. Based on representations made to us by our officers and directors, we currently believe that they are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked them to reserve for such an eventuality. The indemnification obligations may be substantially higher than our officers and directors currently foresee or expect and/or their financial resources may deteriorate in the future. Hence, we cannot assure you that our officers and directors will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims. Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws, which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. It is possible that other actions by creditors or others could also render the trust account subject to claims of third parties. To the extent bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts due to them. Accordingly, the actual per share amount distributed from the trust account to our public stockholders could be significantly less than approximately $7.60, without taking into account interest earned on the trust account (net of taxes payable on such interest), due to claims of creditors. Any claims by creditors could cause additional delays in the distribution of trust funds to the public stockholders beyond the time periods required to comply with Delaware General Corporation Law procedures and federal securities laws and regulations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle, or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period). Generally, under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that we make reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution would be limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our public stockholders amounts owed to them by us. For further discussion of the dissolution procedures imposed by the Delaware General Corporation Law, see the section below entitled “Proposed Business—Effecting a business combination—Dissolution and liquidation if no business combination.”

Since we have not currently selected any target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’s operations.

Since we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’s operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination—We have not identified a target business.”

If the cash not held in trust is insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds held by us outside the trust account (including $250,000 available to us from a limited recourse line of credit) will be sufficient to allow us to operate for a minimum of 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of these funds to engage consultants to assist us with our search for a target business. We could also use a portion of these funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to prevent a target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we may not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Based upon publicly-available information, approximately 72 similarly structured blank check companies have completed initial public offerings since August 2003 and numerous others have filed registration statements. Of these companies, only ten companies have consummated a business combination, while 28 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Additionally, two of these companies have recently announced that they will dissolve and distribute their assets to stockholders. Accordingly, there are approximately 32 blank check companies with approximately $2.5 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies specify industries in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only ten of such companies have completed a business combination and 28 of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-

held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.

If we do not consummate a business combination and dissolve, payments from the trust account to our public stockholders may be delayed.

We currently believe that any plan of dissolution and distribution subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner:

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our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and distribution, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and distribution as well as the board’s recommendation of such plan;

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upon such deadline, we would file our preliminary proxy statement with the Securities and Exchange Commission;

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if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and distribution; and

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if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and distribution.

In the event we seek stockholder approval for a plan of dissolution and distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including  liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

Acquisitions that we may undertake would involve a number of inherent risks, any of which could cause us not to realize the benefits anticipated to result.

It is possible that, following our initial acquisition, our strategy will include expanding our operations and other capabilities through acquisitions of businesses and assets. Acquisition transactions involve various inherent risks, such as:

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uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities (including environmental liabilities) of, acquisition or other transaction candidates;

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the potential loss of key customers, management and employees of an acquired business;

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the ability to achieve identified operating and financial synergies anticipated to result from an acquisition or other transaction;

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problems that could arise from the integration of the acquired business; and

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unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the acquisition or other transaction rationale.

Any one or more of these factors could cause us not to realize the benefits anticipated to result from the acquisition of businesses or assets or could result in unexpected liabilities associated with these acquisition candidates.

These procedures, or a vote to reject any plan of dissolution and distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and distribution.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 38,383,333 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to Morgan Joseph & Co.) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue additional securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

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may significantly reduce the equity interest of investors in this offering;

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could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

may adversely affect prevailing market prices for our common stock.

Similarly, if we finance any acquisitions through the issuance of debt securities, it could result in:

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default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

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our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

The value of your investment in us may decline if any of these events occur.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination—Selection of a target business and structuring of a business combination.”

Our existing stockholders, including officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of this offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in the offering). In addition, certain of our officers, directors and existing stockholders have also agreed to purchase an aggregate of $1,250,000 of insider warrants directly from us immediately prior to the closing of this offering at a price per warrant of $1.20. The purchase of insider warrants together with any other acquisitions of our shares (or warrants which are subsequently exercised) could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination. In addition, our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination.

We may or may not obtain an opinion from an unaffiliated third party as to the fair market value of a target business.

We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of 80% of our net assets (excluding underwriting discounts and commissions) even if the target business is an affiliate or a company which an affiliate has an interest. However, we would obtain an opinion from an unaffiliated independent investment banking firm in the event that the board of directors is not able to independently determine that the target business has a sufficient fair market value. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors regarding the valuation of the target business in meeting the fair market value threshold.

If the officers and directors who committed to make loans to us after the closing fail to do so, such failure could have a material adverse effect on the financial condition of our company.

Upon the consummation of this offering, our officers and directors have agreed to enter into a limited recourse revolving line of credit agreement with us to provide us with up to $250,000 available at any time of working capital to operate our company prior to the consummation of a business combination. There can be no assurance that these officers and directors will have the financial resources available to meet their commitments to provide the additional working capital pursuant to the terms of the limited recourse revolving line of credit as the obligations thereunder come due. The funds we receive from our officers and directors will not be held in trust and will only be used for the payment of expenses relating to the due diligence of potential target businesses, deposits, down payments or funding of “no-shop” provisions in connection with a particular business combination, legal and other professional fees and expenses, for working capital and for general corporate purposes. If any of the officers and directors who commit to provide the additional working capital to us after the closing of this offering fails to do so, such failure could have a material adverse effect on the financial condition of our company, and as a result, we may not be able to consummate a business combination.

Our ability to successfully effect a business combination and to be successful afterward will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate. Our current officers and directors may resign upon the consummation of a business combination.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect several of our management and other key personnel, particularly our chairman of the board, vice chairman and chief executive officer, to remain associated with us following a business combination, it is possible that our current management may not be able to remain with the combined company after the consummation of a business combination. Thus, we may employ other personnel following the business combination. If we acquire a target business in an all cash transaction, it would be more likely that our founding officers and certain of our directors would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company, following a business combination, it may be less likely that our founding officers or directors would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. If, as a condition to a potential business combination, our founding officers negotiate to be retained after the consummation of the business combination, such negotiations may result in a conflict of interest. The ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company, as well as United States securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Because all of our officers and directors currently directly or indirectly own shares of our common stock that will not participate in liquidating distributions, they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors either directly or indirectly own shares of our common stock. None of these persons will have the right to receive distributions from the funds held in a trust account with respect to shares of our common stock acquired by them prior to the completion of this offering upon our dissolution and liquidation in the event we fail to complete a business combination and they would lose their entire investment in us were this to occur. Therefore, the personal and financial interests of our officers and directors may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. This may result in a conflict of interest when determining whether the terms, conditions, and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our officers, directors and their affiliates currently are, and may in the future become affiliated with entities engaged in business activities that are, similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our officers, directors or their affiliates has been or currently is a principal of, or affiliated or associated with, a blank check company. However, all of our officers and directors currently are, and may in the future become affiliated with additional entities that are engaged in business activities similar to those intended to be conducted by us. For example, each of Michael C. Bellas, our vice chairman, Barclay H. Griffiths, our vice president, treasurer, secretary and a director, and J. Ross Colbert, our vice president and a director, also is affiliated with BMC/Haas Financial, a division of Beverage Marketing Corporation of New York, a financial advisory firm servicing the beverage industry. BMC/Haas Financial may provide advisory services to its beverage industry clients, some of which may be appropriate for presentation to us. Due to these existing affiliations, they and our other directors may have fiduciary or contractual obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the section below entitled “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our directors’ and officers’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account unless the business combination is consummated. These amounts are based on management’s estimates of the funds needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with a business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of an acquisition that is not consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business or negotiating with a target business in connection with a proposed business combination and thus, there may be a conflict of interest when determining whether a particular business combination is in the public stockholders’ best interest.

If management were to negotiate to be retained by the company post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

Our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. The financial interest of our officers and directors, including any compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company which could adversely affect our ability to consummate a business combination.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate our trust account as part of our plan of dissolution and distribution. If we dissolve the company and liquidate, our public stockholders could receive less than the amount they paid for our securities, causing them to incur significant financial losses.

It is probable that our initial business combination will be with a single target business, which may cause us to be solely dependent on a single business and a limited number of services.

Our initial business combination must be with a business or businesses with a collective fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions of $720,000, or $828,000 if the underwriters’ over-allotment option is exercised in full) at the time of such acquisition. We may not be able to acquire more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and closings with multiple target businesses. In addition, we would also be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of our net assets threshold. Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if deciding between one target business meeting such 80% threshold and comparable multiple target business candidates collectively meeting the 80% threshold. Consequently, it is probable that, unless the purchase price consists substantially of our equity, we will have the ability to complete only the initial business combination with the proceeds of this offering. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business, or

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dependent upon the development or market acceptance of a single or limited number of products and services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses that we acquire.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

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our obligation to seek stockholder approval of a business combination may materially delay the consummation of a transaction;

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our obligation to convert into cash the shares of common stock in certain instances may materially reduce the resources available for a business combination; and

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our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a material competitive disadvantage in successfully negotiating a business combination, particularly against a competitor that does not need stockholder approval. Because of these factors, we may not be able to successfully compete for an attractive business combination, or to effectuate any business combination within the required time periods. If we do not find a suitable target business within such time periods, we will be forced to liquidate.

A significant portion of our working capital could be expended in pursuing acquisitions that are not consummated.

We expect that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or other fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction, potentially including down payments or exclusivity or similar fees, would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons, including those beyond our control such as that 20% or more of our public stockholders vote against the transaction and exercise their conversion rights even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds not held in the trust account in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account or available under the limited recourse line of credit to make a deposit, down payment or fund a “no-shop” provision with respect to a proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account or available under the limited recourse line of credit to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. Other than a commitment to provide additional working capital of up to $250,000 in the form of a limited recourse revolving line of credit agreement, none of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

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make a special written suitability determination for the purchaser;

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receive the purchaser’s written agreement to a transaction prior to sale;

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provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

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obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

Risks Related to the Beverage Industry

The beverage industry is highly competitive.

Substantial competition exists within every category of the beverage industry as higher market share and/or category leadership is critical to many beverage companies. Numerous brands and products, including private label products, compete for shelf space and sales, with competition based primarily on product quality, convenience, price, trade promotion, consumer promotion, brand recognition and loyalty, customer service, effective advertising and promotional activities and the ability to identify and satisfy emerging consumer preferences. We expect to compete with a significant number of companies of varying sizes, including divisions or subsidiaries of much larger companies, which have substantially greater financial resources than we do. Many of these competitors have multiple product lines, substantially greater marketing, advertising and other resources available to them and may have lower fixed costs and/or may be less leveraged than our company is after completing a business combination. Our competitors may also be prepared to accept a higher level of financial risk than we can prudently manage. If we are unable to compete successfully with these companies or if competitive pressures or other factors cause an acquired business to lose market share or experience price erosion following a business combination with us, our post-combination business, financial condition, results of operations or liquidity may be harmed.

The retail grocery business is consolidating and may affect our ability to operate an acquired business profitably.

The retail grocery trade has in recent years consolidated and is currently dominated by a small number of large retailers such as Wal-Mart Stores, Inc., The Kroger Co., Safeway Inc., Albertson’s, Inc., Sam’s Club and Costco Wholesale Corporation. These national retailers are exerting increasing leverage on beverage industry suppliers in a number of ways, including new product slotting allowances (i.e., fixed fees paid to retailers by manufacturers in return for stocking new products), higher promotional discounts (e.g., buy two, get one free) and greater frequency of service (i.e., more stops by distributors so that retailers have less inventory in back of stores). As the retail grocery trade continues to consolidate and retail customers grow larger and become more sophisticated, these customers may demand lower pricing and increased promotional programs. Such customers are also reducing their inventories of branded food and beverage products and increasing their emphasis on private label products. If a target business we acquire is not responsive to these trends, or if we lower prices or increase promotional support of food or beverage products and do not increase the volume of products sold, our results of operations may be adversely affected.

Beverage manufacturers must generally rely on distributors and sales agencies to distribute their products to the retail and foodservice markets, and if a target business that we acquire loses a significant distributor or sales agent, the sales of the such business could be adversely affected.

Most manufacturers of beverage products rely on sales efforts made by or through distributors and sales agencies. The loss of, or business disruption at, one or more of these distributors or sales agents that work on behalf of such business that we acquire may harm our operating results. Most distribution and sales agency arrangements in the beverage industry are short-term or terminable with little or without notice at the discretion of the manufacturer, distributor and/or sales agent. There is no assurance that we or a target business could obtain additional or alternative distribution and sales agency arrangements on a timely basis if required, or that the terms of such arrangements would be acceptable to us. Moreover, there is the additional possibility that a target business that we acquire may have to incur additional expenditures to attract and/or maintain key distributors in one or more of its geographic distribution areas in order to profitably exploit its geographic markets. The inability to enter into satisfactory distribution or sales agency arrangements, or the inability of a target business that we acquire to maintain such arrangements after combining with us, could restrict our ability to implement our business plan or to penetrate markets necessary to develop our products successfully. If a target business that we acquire uses distributors or sales agents to distribute its beverage products, our business may depend greatly on the maintenance of such relationship.

We may be unable to anticipate changes in consumer preferences, resulting in decreased demand for beverages related to a target business that we acquire.

Companies active in the beverage industry must anticipate and offer beverage products that appeal to the changing tastes, dietary habits and product packaging preferences of consumers in the market categories in which they compete. Identifying and predicting new trends and purchase habits can be difficult, and failure to anticipate changes in beverage consumer behavior may reduce a target company’s ability to achieve organic growth and development. If a target business that we acquire is not able to anticipate, identify or develop and market products that respond to these changes in consumer preferences, demand for such target business’ beverage products may decline and our post-combination operating results may be adversely affected. In addition, if we develop or market new products or expand existing product lines in reaction to what we perceive to be changing consumer preference or demand, and judge incorrectly the impact on demand for products then marketed by us, our sales volumes or margins will suffer and our profitability, if any, may be harmed.

If we fail to maintain and strengthen a target business’s brands in existing markets or establish these brands in new markets, our post-combination sales may decline.

We may complete a business combination with one or more target businesses that have recognizable brands in the beverage industry. For the post-combination business to be successful, we will be required to maintain and strengthen those brands in existing markets and establish those branded products as preferred choices with consumers and retailers in new markets. Building brand recognition may involve incurring significant advertising, promotion and other marketing expenses that may not be offset by increases in sales. If a target business that we acquire is unsuccessful in establishing and strengthening its brands, our business, financial condition and operating results may be harmed.

Businesses in the beverage industry are generally subject to significant regulation.

The production, marketing and sale of the beverages of a target business that we acquire, including contents, labels, caps and containers, may be subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority determines that we are not in compliance with any of these regulations, we may be fined, or production may be stopped, thus adversely affecting our financial condition and operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we intend to closely monitor developments in this area, we may have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

If we consummate a business combination with a target business that sells or distributes alcoholic beverages, it will be subject to extensive government regulation.

The alcohol industry is subject to extensive regulation by the Federal Bureau of Alcohol, Tobacco and Firearms and various foreign agencies, state liquor authorities and local authorities. These regulations and laws dictate such matters as licensing requirements, trade and pricing practices, permitted distribution channels, permitted and required labeling, advertising and relations with wholesalers and retailers. Expansion of a target business’s existing production facilities may be limited by present and future zoning ordinances, environmental restrictions and other legal requirements. In addition, new regulations or requirements or increases in excise taxes, income taxes, property and sales taxes and international tariffs, could materially adversely affect the financial results of the target business. In addition, there may be future legal or regulatory challenges to the industry, which could have a material adverse effect on the target business’s business, financial condition and results of operations.

If we acquire a company located outside of the United States, we will be subject to various risks of the foreign jurisdiction in which we ultimately operate.

If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future revenues or results of operations following a business combination. The additional risks we may be exposed to in these cases include but are not limited to:

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tariffs and trade barriers;

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regulations related to customs and import/export matters;

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tax issues, such as tax law changes and variations in tax laws as compared to the United States;

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cultural and language differences;

•

an inadequate banking system;

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foreign exchange controls;

•

fluctuations in currency exchange rates;

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restrictions on the repatriation of profits or payment of dividends;

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accounting issues, such as reconciling foreign accounting rules with US generally accepted accounting principles;

•

nationalization or expropriation of property;

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law enforcement authorities and courts that are inexperienced in commercial matters; and

•

deterioration of political relations with the United States.

Risks Associated with this Offering

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering, we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, aggregate proceeds we are raising, and the amount to be placed in a trust account were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included:

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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business;

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our capital structure;

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an assessment of our management team and their experience in identifying acquisition targets and structuring acquisitions; and

•

general conditions of the securities markets at the time of the offering.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as is management’s estimate of the amount needed to fund our operations for the next 24 months as we have no operating history or financial results. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination may prove to be inaccurate, in which case we may not have sufficient funds to complete a business combination and we will be forced to either find additional financing or dissolve and liquidate.

Our existing stockholders paid an aggregate of $25,000, or approximately $.02222 per share, for their founding shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 27.1% or $2.17 per share (the difference between the pro forma net tangible book value per share of $5.83 and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering and the private placement, as part of the units offered pursuant to this prospectus and the insider warrants issued in the private placement, we will be issuing warrants to purchase an aggregate of 5,541,667 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business, as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to demand that we register the resale of the 1,125,000 shares of common stock they acquired prior to this offering at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will occur upon the expiration of three years after the date of this prospectus. Furthermore, they are entitled to demand the registration of the 1,041,667 insider warrants and the underlying 1,041,667 shares of common stock at any time after the completion of a business combination. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock and warrants, then there will be an additional 1,125,000 shares of common stock and 1,041,667 warrants and/or up to 1,041,667 shares of common stock issued on exercise of the warrants eligible for trading in the public market. The presence of these additional securities eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken and intend to use our best efforts to maintain a current effective registration statement covering the shares underlying the warrants following completion of this offering to the extent required by federal securities laws, we cannot assure that we will be able to do so. In addition, the warrant agreement provides that we are not required to net cash settle the warrants if we are unable to maintain a current prospectus. The value of the warrants may be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become callable by us, we may exercise our right to call the warrants for redemption even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Our insider warrants have a superior exercise right to warrants received in this offering.

The insider warrants to be purchased by certain of our officers, directors and existing stockholders in the private placement may be exercised pursuant to an exemption to the requirement that the securities underlying such warrants be registered pursuant to an effective registration statement. Therefore, the insider warrants may be exercised whether or not an effective registration statement is in place. The warrants purchased as part of the units in this public offering are not issued under this exemption and, accordingly, such warrants may only be exercised if there is an effective registration statement in place. Because we are required to only use our best efforts to maintain an effective registration statement, the warrants issued in this public offering may expire worthless.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

If you are not an institutional investor you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

We will offer and sell the units to individual investors only in Colorado, Delaware, Florida, Hawaii, Illinois, New York, Rhode Island and Wyoming. If you are not an “institutional investor,” you must be a resident of one of these jurisdictions for the District of Columbia or Indiana, to the extent we receive permission to sell our securities in these jurisdictions, to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to an exemption provided for sales to these investors under the Blue Sky laws of the various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies, and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units, are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “Underwriting—State Blue Sky Information.”

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national securities exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities sponsored and operated by the NASD, but not included in The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national securities exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

In order not to be regulated as an investment company under the Investment Company Act of 1940, or the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities.” Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or businesses. We will invest the funds in the trust account only in treasury bills issued by the United States having a maturity of 180 days or less or money market funds meeting the criteria under Rule 2a-7 under the Investment Company Act until we use them to complete a business combination. By limiting the investment of the funds to these instruments, we believe that we will not be considered an investment company under the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in these types of instruments. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution, liquidation and distribution of our assets, including the proceeds held in the trust account, as part of our plan of dissolution and liquidation. If we fail to invest the proceeds as described above or if we cease to be primarily engaged in our business as set forth above (for instance, if our stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time), we may be considered to be an investment company and thus be required to comply with the Investment Company Act.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•

restrictions on the nature of our investments;

•

restrictions on the issuance of securities; and

•

which may make it difficult for us to complete a business combination;

each of which may make it difficult for us to consummate a business combination. We would also become subject to burdensome regulatory requirements, including reporting, record keeping, voting, proxy and disclosure requirements and the costs of meeting these requirements would reduce the funds we have available outside the trust account to consummate a business combination.

Because we may acquire a company located outside of the United States, we may be subject to various risks of the foreign jurisdiction in which we ultimately operate.

If we acquire a company that has sales or operations outside the United States, we could be exposed to risks that negatively impact our future sales or profitability following a business combination, especially if the acquired company is in a developing country or a country that is not fully market-oriented. If we were to acquire a business that operates in such a country, our operations might not develop in the same way or at the same rate as might be expected in the United States or another country with an economy similar to the market-oriented economies of member countries which are members of the Organization for Economic Cooperation and Development.

Our directors, including those we expect to serve on our Audit Committee, may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors either directly or indirectly owns shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as attending meetings of the Board of Directors, identifying potential target businesses, and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our Board of Directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we complete a business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that actually are not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Because our existing stockholders’ initial equity investment was only approximately $25,000, state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies may disallow our offering in their respective states.

Pursuant to the Statement of Policy Regarding Promoters Equity Investment promulgated by the North American Securities Administrators Association, Inc. state administrators may disallow an offering of a development stage company in their respective states if the initial equity investment by a company’s promoters does not exceed (i) 10% of the first $1,000,000, (ii) 7% of the next $500,000, (iii) 5% of the next $500,000, and (iv) 2.5% of the balance over $2,000,000, in each case, of the aggregate public offering price. Based upon our estimated aggregate offering price of $36,000,000 assuming no exercise of the underwriters’ over-allotment option, the minimum initial investment for the purposes of this offering would be approximately $1,010,000 under the above-noted formula. The initial investment of $25,000 by our existing stockholders, some of whom may be deemed “promoters” under this policy, is less than the required minimum amount pursuant to this policy. Accordingly, state administrators have the discretion to disallow our offering. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the existing stockholders may not adequately protect investors.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•

ability to complete a combination with one or more target businesses;

•

success in retaining or recruiting, or changes required in, our officers, key employees or directors following a business combination;

•

executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements and their shares of common stock would become eligible for later release from escrow;

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potential inability to obtain additional financing to complete a business combination;

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limited pool of prospective target businesses;

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securities’ ownership being concentrated;

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potential change in control if we acquire one or more target businesses for stock;

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risks associated with operating in the beverage industry;

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public securities’ limited liquidity and trading, as well as the current lack of a trading market; and

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use of proceeds not in trust and our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws and/or if and when management knows or has a reasonable basis on which to conclude that previously disclosed projections are no longer reasonably attainable.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised

Gross proceeds
Offering	$36,000,000	$41,400,000
Private placement	1,250,000	1,250,000
Total gross proceeds	$37,250,000	$42,650,000

Offering and private placement expenses(1)
Underwriting discount(2)	$1,800,000	$2,070,000
Legal fees and expenses (including blue sky services and expenses)	350,000	350,000
Miscellaneous expenses	43,758	43,758
Printing and engraving expenses	60,000	60,000
Accounting fees and expenses	30,000	30,000
SEC registration fee	8,137	8,137
NASD registration fee	8,105	8,105
Total offering and private placement expenses	$2,300,000	$2,570,000

Net proceeds after non-deferred offering and private placement expenses	$34,950,000	$40,080,000
Net proceeds held in trust	33,480,000	38,502,000
Deferred underwriting discounts and commissions held in trust	720,000	828,000
Total held in trust	$34,200,000	$39,330,000
Net proceeds not held in trust	$750,000	$750,000
Use of net proceeds not held in trust
Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiation of a business combination and the preparation and filing of the related proxy statement	$200,000
Payment for office space and administrative and support services ($7,500 per month for up to two years)	180,000
Due diligence (excluding legal and accounting due diligence) of prospective target businesses	250,000
Legal and accounting fees relating to SEC reporting obligations	40,000
Working capital to cover miscellaneous expenses(3)	80,000
Total	$750,000

——————

(1)

A portion of the offering expenses have been paid from the funds we received in the form of loans from our officers and directors, as described below. These funds will be repaid upon consummation of this offering out of the proceeds of this offering not placed in trust.

(2)

Excludes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds from the sale of the units to the public stockholders, or $720,000 ($828,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in a trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. If we complete a business combination, the amount of deferred underwriting discounts and commissions payable to the underwriters will be reduced, pro rata, for public shareholders who exercise their conversion rights.

(3)

The miscellaneous fees and expenses may include, without limitation, director and officer liability insurance premiums, potential deposits, down payments, exclusivity fees, finder’s fees, or similar fees or compensation, reserves and costs and expenses associated with our dissolution and liquidation.

We intend to use the proceeds from the sale of the units to acquire one or more operating businesses in the beverage industry.

Of the proceeds from this offering and the private placement, $34,200,000, or $39,330,000 if the underwriters’ over-allotment option is exercised in full, of which $720,000 (or $828,000, if the underwriters’ over-allotment option is exercised in full) is attributable to the deferred underwriters’ discounts and commissions, will be placed in a trust account at JPMorgan Chase Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee. The proceeds held in trust and all interest earned thereon (net of taxes payable on income of the funds in the trust account) will not be released until the earlier of the completion of a business combination or our dissolution and liquidation, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto. All amounts held in the trust account that are not converted to cash will be released on closing of our initial business combination with one or more target businesses which have a fair market value of at least 80% of our net assets (excluding deferred underwriting discounts and commissions of $720,000, or $828,000 if the underwriters’ over-allotment option is exercised in full) at the time of such business combination, subject to a majority of our public stockholders voting in favor of the business combination and less than 20% of the public stockholders voting against the business combination and electing their conversion rights. Following the payment of the conversion price to any public stockholders who exercise their conversion rights, the underwriters will receive their deferred underwriting discounts and commissions (subject to a pro rata reduction for public stockholders who exercise their conversion rights), and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of the acquired business, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or for working capital.

Upon the consummation of this offering, our officers and directors have agreed to enter into a limited recourse revolving line of credit agreement with us pursuant to which we may have up to $250,000 of outstanding borrowings at any time. The loans made under the limited recourse revolving line of credit will bear an interest rate no greater than the interest rate payable on the proceeds of this offering held in trust. The loans made under the limited recourse revolving line of credit will be due upon the consummation of a business combination, and interest will accrue but will not be payable unless we complete a business combination. In the event we do not consummate a business combination within two years of the completion of this offering, the loans made under the limited recourse revolving line of credit will not be repaid by us and the officers and directors making such loans will have no claims for payment thereunder. There can be no assurance that these officers and directors will have the financial resources available to meet their commitments to provide the additional working capital as the obligations thereunder come due under the terms of the limited recourse revolving line of credit. The funds we receive from our officers and directors under the terms of the limited recourse revolving line of credit will not be held in trust and will only be used for the payment of expenses relating to the due diligence of potential target businesses, deposits, down payments or funding of “no-shop” provisions in connection with a particular business combination, for working capital and for general corporate purposes. If any of the officers and directors who commit to provide the additional working capital to us after the closing of this offering fails to do so, such failure could have a material adverse effect on the financial condition of our company, and as a result, we may be unable to consummate a business combination.

We have agreed to pay Beverage Marketing Corporation of New York, an affiliate of Michael C. Bellas, our vice chairman, up to $7,500 per month for office space and certain office and administrative services. This arrangement has been agreed to by Beverage Marketing Corporation of New York for the benefit of our company and is not intended to provide Mr. Bellas with compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will no longer be required to pay these monthly fees.

We intend to use the excess working capital (approximately $80,000), and up to $250,000 of funds available to us under the limited recourse revolving line of credit, for premiums for director and officer liability insurance (approximately $75,000), with the balance being held in reserve for other expenses of structuring and negotiating business combinations, and, if necessary, to cover the costs and expenses associated with our dissolution and liquidation (which we estimate will be in the range of $50,000 to $75,000), as well as for reimbursement of any out-of-pocket expenses incurred by our officers and directors in connection with activities on our behalf as described below. We have also reserved approximately $250,000 for reimbursement of expenses incurred in connection with conducting due diligence reviews of prospective target businesses. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research and valuation firms, as well as other third party consultants. None of our officers or directors will receive any compensation for their due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination. In addition, we may opt to make a down payment or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. We have not reserved any specific amounts for such payments or fees, which may have the effect of reducing the available proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf.

As of the date of this prospectus, certain of our officers and directors have advanced to us a total of $100,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, the NASD registration fee and legal fees and expenses. The loans will be payable without interest on the earlier of June 30, 2007 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

The net proceeds of this offering which are not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act so that we are not deemed to be an investment company under the Investment Company Act. Following consummation of this offering, we believe the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that an initial business combination is not consummated during that time. However, the report of our independent registered public accounting firm contains an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The amount of available proceeds is based on management’s estimate of the amount needed to fund our operations for the next 24 months and to consummate a business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a deposit or down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to cover our expenses, we may be forced to obtain additional financing, either from our management or third parties. We may not be able to obtain additional financing, and our management is not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to liquidate prior to consummating a business combination.

No compensation of any kind, including finder’s and consulting fees, will be paid to any of our directors, officers or existing stockholders or any of their affiliates, other than the payment of $7,500 per month to Beverage Marketing Corporation of New York in connection with the general and administrative services arrangement for services rendered to us prior to or in connection with the business combination. However, our directors, officers and existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business, pay principal or interest due on any indebtedness incurred in consummating the business combination or for other working capital purposes, which may include director and officer compensation or payments to affiliates.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable, which taxes, if any, shall be paid from the trust account) only in the event of our dissolution and liquidation upon our failure to complete a business combination within the allotted time or if that public stockholder were to seek to convert such shares to cash by exercising conversion rights in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of a business combination. After we complete a business combination, if ever, the payment of dividends will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends after a business combination will be within the discretion of our then-board of directors. Our board currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future.

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2006, and as adjusted to give effect to the sale of our units in this offering and the insider warrants in the private placement and the application of the estimated net proceeds derived from the sale of our units in this offering and the insider warrants in the private placement:

	September 30, 2006
	Actual	As Adjusted

Notes payable to existing stockholders(1)	$100,000	$—
Total debt	$100,000	$—

Common stock, $0.0001 par value, 0 and 899,550 shares which are subject to possible conversion, shares at conversion value(2)	—	$6,692,652

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized; 1,125,000 shares issued and outstanding; 4,725,450 shares issued and outstanding (excluding 899,550 shares subject to possible conversion), as adjusted	$112	473
Additional paid-in capital	24,888	27,561,875
Deficit accumulated during the development stage	(2,211)	(2,211)
Total stockholders’ equity	$22,789	$27,560,137
Total capitalization	$122,789	$34,252,789

——————

(1)

Notes payable to existing stockholders are due on the earlier of June 30, 2007 or the closing of this offering.

(2)

If we consummate a business combination, the conversion rights afforded to our public stockholders, other than our existing stockholders, may result in the conversion into cash of up to 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially, approximately $7.60 per share), before payment of deferred underwriting discounts and commissions and including accrued interest and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to investors in this offering and the private placement. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted for cash), by the number of outstanding shares of our common stock.

At September 30, 2006, our net tangible book value was a deficiency of $169,618 or approximately $(0.15) per share of common stock. After giving effect to the sale of 4,500,000 shares of common stock included in the units to be sold in this offering and 1,041,667 warrants to be sold in the private placement, and the deduction of underwriting discounts and commissions and estimated expenses of this offering and the private placement, our pro forma net tangible book value (as decreased by the value of 899,550 shares of common stock which may be converted to cash) at September 30, 2006 would have been approximately $27,560,137, or $5.83 per share, representing an immediate increase in net tangible book value of $5.98 per share to the existing stockholders and an immediate dilution of $2.17 per share, or approximately 27.1%, to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and assuming no exercise of any warrants:

Public offering price		$8.00
Net tangible book value before this offering	$(0.15)
Increase attributable to new investors	5.98
Pro forma net tangible book value after this offering		5.83
Dilution to new investors		$2.17

Our pro forma net tangible book value after this offering is approximately $6,692,652 less than it otherwise would have been because, if we effect a business combination, the conversion rights of our public stockholders, other than our existing stockholders, may result in the conversion into cash of up to 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially, approximately $7.60 per share), before payment of deferred underwriting discounts and commissions and including accrued interest and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, as of two business days prior to the consummation of the proposed business combination, divided by the number of shares sold in this offering.

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage

Existing stockholders	1,125,000	20.0%	$25,000	0.1%	$0.02
Insider warrants	—	—	1,250,000	3.3%	—
New investors	4,500,000	80.0%	36,000,000	96.6%	8.00
	5,625,000	100.00%	$37,275,000	100.00%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering and private placement	$(169,618)
Proceeds from this offering and the private placement before deferred underwriting fees	34,950,000
Less: Deferred underwriting fees	(720,000)
Add back: accrued offering costs excluded from net tangible book value before this offering	192,407
Less: Proceeds held in trust subject to conversion to ($33,480,000 × 19.99%)(1)	(6,692,652)
$27,560,137
Denominator:
Shares of common stock outstanding prior to the offering and the private placement	$1,125,000
Shares of common stock included in the units offered	4,500,000
Less: Shares subject to conversion (4,500,000 × 19.99%)	(899,550)
$4,725,450

——————

(1)

Does not reflect the portion of the total per share redemption price ($.16 per share) to be paid from the deferred underwriting fees.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on November 16, 2005, as a blank check company for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, one or more operating businesses in the beverage industry. We do not have any specific merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction under consideration and neither we nor any representative acting on our behalf has had any contacts or discussions with any target business with respect to such a transaction. The report of our independent certified public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•

may significantly reduce the equity interest of our stockholders;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•

default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•

our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•

our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering, and concurrent private placement, of our equity securities. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after the offering, we will begin paying monthly fees of $7,500 per month to Beverage Marketing Corporation of New York, and expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering and the private placement.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 in stock subscriptions from our existing stockholders and a loan of $100,000 that are more fully described below.

We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $500,000 and underwriting discounts and commissions of approximately $2,520,000 (or $2,898,000, if the underwriters’ over-allotment option is exercised in full), which includes the deferred underwriting discounts and commissions, and (ii) the sale of the insider warrants in a private placement to occur immediately prior to the closing of this offering for an aggregate purchase price of $1,250,000, will be approximately $34,230,000 (or $39,252,000, if the underwriters’ over-allotment option is exercised in full). Of this amount,

$33,480,000 (or $38,502,000, if the underwriters’ over-allotment option is exercised in full), will be held in the trust account and the remaining $750,000, in either case, will not be held in the trust account. An additional amount equal to 2% of the gross proceeds of this offering, or $720,000 ($828,000, if the underwriters’ over-allotment option is exercised in full), will also be held in trust and be used to pay the underwriters a deferred fee upon the consummation of our initial business combination (subject to a pro rata reduction for public stockholders who exercise their conversion rights), and will not be available for our use to acquire an operating business. We expect that most of the proceeds held in the trust account will be used as consideration to pay the sellers of a target business or businesses with which we ultimately complete a business combination. We will use substantially all of the net proceeds of this offering not in trust to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that the working capital consisting of funds not held in trust upon consummation of this offering and the private placement, together with a limited recourse revolving line of credit agreement between us and our officers and directors, which will provide up to $250,000 of funds to us following the consummation of this offering, will provide us with sufficient funds to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•

approximately $200,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination;

•

approximately $250,000 of expenses for the due diligence and investigation of a target business;

•

approximately $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•

approximately $180,000 of expenses in fees relating to our office space and certain general and administrative services; and

•

approximately $80,000, plus up to $250,000 of funds under the limited recourse revolving line of credit, for general working capital that will be used for other expenses, including costs and expenses associated with a dissolution and liquidation (which we estimate will be in the range of $50,000 to $75,000), if necessary, and reserves.

Upon the consummation of this offering, our officers and directors have agreed to enter into a limited recourse revolving line of credit agreement with us pursuant to which we may have up to $250,000 of borrowings outstanding at any time. As limited recourse indebtedness, our officers and directors will have no recourse to the funds in the trust account and their sole recourse for repayment will be against our assets held outside of the trust account. The loans made under the limited recourse revolving line of credit will bear an interest rate no greater than the interest rate payable on the proceeds of this offering held in trust. The loans made under the limited recourse revolving line of credit will be due upon the consummation of a business combination, and interest will accrue but will not be payable unless we complete a business combination. In the event we do not consummate a business combination within two years of the completion of this offering, the loans made under the limited recourse revolving line of credit from our officers and directors will not be repaid by us and the officers and directors making such loans will have no claims for payment thereunder. There can be no assurance that these officers and directors will have the financial resources available to meet their commitments to provide the additional working capital as the obligations thereunder come due under the terms of the limited recourse revolving line of credit. The funds we receive from our officers and directors under the terms of the limited recourse revolving line of credit will not be held in trust and will only be used for the payment of expenses relating to the due diligence of potential target businesses, deposits, down payments or funding of “no-shop” provisions in connection with a particular business combination, for working capital and for general corporate purposes. If any of the officers and directors who commit to provide the additional working capital to us after the closing of this offering fails to do so, such failure could have a material adverse effect on the financial condition of our company, and as a result, we may be unable to consummate a business combination.

Related Party Transactions

Certain of our officers, directors and existing stockholders have agreed to purchase an aggregate of 1,041,667 insider warrants for an aggregate purchase price of $1,250,000, or $1.20 per warrant, in a private placement to occur immediately prior to this offering. The aggregate proceeds from the private placement will be added to the proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the insider warrants will expire worthless. The insider warrants will become exercisable upon the completion of a business combination, are non-callable by us so long as such insider warrants are held by the original purchasers or their affiliates and may be exercised on a “cashless basis.”  The insider warrants cannot be sold or transferred until we complete a business combination. In addition, commencing on the date such warrants become exercisable, the insider warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With those exceptions, the insider warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

As of the date of this prospectus, certain of our officers and directors have advanced a total of $100,000 to us for payment of offering expenses on our behalf. Such loans will be payable without interest on the earlier of June 30, 2007 or the consummation of this offering. Such loans will be repaid out of the proceeds of this offering not being placed in trust.

In addition, as described above, upon the consummation of this offering, our officers and directors have agreed to enter into a limited recourse revolving line of credit agreement with us pursuant to which we may have up to $250,000 of borrowings outstanding at any time.

Controls and Procedures

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2007. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the completion of a business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls. Many small and mid-sized target businesses we consider for a business combination may have internal controls that need improvement in areas such as:

•

staffing for financial, accounting and external reporting areas, including segregation of duties;

•

reconciliation of accounts;

•

proper recordation of expenses and liabilities in the period to which they relate;

•

proof of internal review and approval of accounting items;

•

documentation of key accounting assumptions, estimates and/or conclusions; and

•

documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404. Additional matters concerning a target business’s internal controls may be identified in the future when the assessment and testing is performed.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of June 30, 2006, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the State of Delaware on November 16, 2005. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with a currently unidentified operating business in the beverage industry. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. To date, our efforts have been limited to organizational activities.

We intend to pursue acquisitions in any or all segments of the beverage industry. Such acquisitions may include, but are not limited to, acquisitions of ingredient providers, packaging suppliers, brand owners, importers, distributors and related service providers or products. Our target acquisition candidates may include both domestic and/or international businesses or assets.

Beverage Industry

The beverage industry continues to be a large and growing sector of the U.S. economy. According to Beverage Marketing Corporation of New York (an affiliate of Michael C. Bellas, our vice chairman), over the past five years the U.S. beverage industry’s total annual revenue has grown at compounded annual growth rate of 3.2%, reaching $177 billion in 2005. Beverage Marketing Corporation of New York estimates that the U.S. beverage industry includes more than 9,000 companies, including ingredient providers, packaging suppliers, brand owners, importers, manufacturers, and distributors to related service providers.

Strategy

Although we may consider a target business in any segment of the beverage industry, we initially intend to concentrate our search for an acquisition candidate in the following sectors of the beverage industry, among others:

•

beverage ingredient and packaging companies;

•

beverage manufacturers;

•

beverage distributors; and

•

beverage service companies.

We intend to leverage the industry experience of our executive officers and directors by focusing our efforts on identifying a prospective target business in the beverage industry.

Our sources of revenue will be determined by the initial business combination that we complete, which has not yet been identified.

Collective Experience and Capabilities of our Management and Board of Directors

Our management’s approximately 100 years of beverage industry experience encompasses each of the five major sectors of the beverage supply chain: beverage input companies, beverage manufacturers, beverage distributors, beverage retailers and beverage service companies. The following highlights the relevant experience of management and the members of our board of directors. Additional background information is included in this prospectus under “Management—Directors and Executive Officers”:

•

Norman E. Snyder, our chief executive officer, president and a member of our board of directors, previously served in various positions with South Beach Beverage Company, or SoBe, a manufacturer of premium non-carbonated ready-to-drink teas and fruit juices that was sold to PepsiCo in 2001, including chief operating officer from February 2001 to August 2001 and chief financial officer from July 1996 to February 2001, and chief operating officer of the Rheingold Brewing Company until its sale to Drinks America Holdings, Ltd. in 2005.

•

Michael C. Bellas, our vice chairman, is the founder and chairman of Beverage Marketing Corporation of New York, a strategic consulting and research firm specializing in the beverage industry. Mr. Bellas has provided strategic counsel to several leading beverage companies for more than twenty-five years in which he has completed over 400 client consulting studies, encompassing new growth initiatives, market entry planning, brand development/revitalization, domestic and international marketplace assessments and sales/distribution strategy development. In addition, he was responsible for launching his firm’s annual series of U.S. and international market reports on the beverage industry as well as publishing the Beverage Marketing Directory, a widely used beverage industry information resource.

•

Rodman L. Drake, our chairman, has served as managing director of Baringo Capital LLC, a private equity group focused on natural resources he co-founded in 2002. Mr. Drake was previously chief executive officer of Cresap McCormick & Paget, an international strategy consulting firm. Mr. Drake has been a consultant to Beverage Marketing Corporation of New York since 1985.

•

Barclay H. Griffiths and J. Ross Colbert have each held senior executive positions with companies in the beverage industry, most recently with BMC/Haas Financial, a division of Beverage Marketing Corporation of New York, a financial advisory firm servicing the beverage industry.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, it is likely that we will have the ability to initially complete only a single business combination, although this may entail the simultaneous acquisitions of several operating businesses at the same time.

We Have Not Identified a Target Business

To date, we have not selected any target business with which to seek a business combination. None of our officers, directors, promoters or other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with us nor have we, nor any of our agents of affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the requirement in our amended and restated certificate of incorporation that our initial business combination must be with a target business or businesses in the beverage industry and have collective fair market value of at least 80% of our net assets (excluding deferred underwriters’ discounts and commissions being held in the trust account) at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors. Although neither our amended and restated certificate of incorporation nor Delaware law prohibits us from entering into a business combination with one of our officers, directors or existing stockholders, we do not intend to do so. We believe this provision to be an obligation of our company to its stockholders and that investors will make an investment decision in our company, relying, at least in part, on this provision. If our board of directors determines that a conflict of interest exists with respect to our initial business combination, we will obtain an opinion from an independent unaffiliated investment bank regarding the fairness of the transaction to our stockholders, although we are not required to do so pursuant to our amended and restated certificate of incorporation.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial or food and beverage community who will become aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts, who may present solicited or unsolicited proposals. Although we have not yet formulated any public relations or marketing plan with respect to our search for a target business following this offering, such efforts could include the hiring of a public relations firm, advertising in beverage industry publications and/or attending trade shows. We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction and may also include an amount paid as a retainer. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities we engage for this purpose or entities that approach us on an unsolicited basis. Payment of finders’ fees is customarily tied to completion of a transaction and certainly would be tied to a completed transaction in the case of an unsolicited proposal. Although it is possible that we may pay finders’ fees in the case of an uncompleted transaction, we consider this possibility to be remote. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation may be paid from the offering proceeds not held in trust. Our officers and directors as well as their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts. While our officers and directors make no commitment as to the amount of time they will spend trying to identify or investigate potential target businesses, they believe that the various relationships they have developed over their careers together with their direct inquiry, will generate a number of potential target businesses that will warrant further investigation. In no event will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors or existing stockholders will receive any finder’s fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of our net assets (excluding deferred underwriters’ discounts and commissions being held in the trust account) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not conducted any specific research on the beverage industry to date nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. Since we have not yet analyzed the businesses available for acquisition and have not identified a target business, we have not established any specific attributes or criteria (financial or otherwise) for the evaluation of prospective target businesses. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors, the following:

•

financial condition and results of operations;

•

growth potential;

•

experience and skill of management and availability of additional personnel;

•

capital requirements;

•

competitive position;

•

stage of development of the products, provisions or services;

•

barriers to entry into the beverage industry;

•

breadth of services offered;

•

degree of current or potential market acceptance of the services;

•

regulatory environment of the beverage industry;

•

costs associated with effecting the business combination; and

•

relative valuation multiples of similar publicly traded companies.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us. We may also engage an independent third party consultant or expert to assist us in the due diligence process although we have not identified or engaged any such consultants or experts as of the date of this prospectus.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finder’s or consulting fees to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair Market Value of Target Business

The initial target business or businesses with which we engage in a business combination must have a collective fair market value equal to at least 80% of our net assets at the time of such acquisition, including any amount held in the trust account subject to the conversion rights described below. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount considerably greater than 80% of our net assets at the time of acquisition. Since we have no specific business combination under consideration, we have not had any discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party and have no intention of doing so. The fair market value of any such business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. If we do obtain such an opinion, we will provide details with respect to how such opinion may be obtained from us in the Current Report on Form 8-K which we file to disclose our entering into the acquisition agreement. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Although neither our amended and restated certificate of incorporation nor Delaware law prohibit us from infusing an acquisition target with our own capital prior to an acquisition to enable the acquisition to meet the 80%

of our net assets threshold for its fair market value, we do not intend to do so. We believe this provision to be an obligation of our company to its stockholders and that investors will make a decision about investing in our company, relying, at least in part, on this provision.

Possible Lack of Business Diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is likely that we will have the ability to effect only one, or perhaps, two business combinations, although this may entail simultaneous acquisitions of several entities at the same time. We may not be able to acquire more than one target business because of various factors, including possible complex domestic or international accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and other legal issues and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied bringing the fair market value of the initial business combination below the required fair market value of 80% of net assets threshold. Accordingly, for an indefinite period of time, the prospects for our future viability may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

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result in our dependency upon the development or market acceptance of a single or limited number of services.

Additionally, since our business combination may entail the simultaneous acquisitions of several entities at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their entities is contingent upon the simultaneous closings of the other acquisitions.

Limited Ability to Evaluate the Target Business’s Management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we can give no assurance that our assessment will prove to be correct. In addition, we can give no assurance that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While certain of our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Stockholder Approval of Business Combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business.

In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Our existing stockholders have agreed to vote all the shares of our common stock acquired in this offering or in the aftermarket in favor of a business combination. As a result, any of our existing stockholders that acquire shares during or after this offering may not exercise conversion rights with respect to those shares in the event that the business combination transaction is approved. We will proceed with the business combination only if a majority of the shares of common stock voted by the holders of the common stock included in the units offered by this prospectus are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering vote against the business combination and exercise their conversion rights. We will only structure or consummate a business combination in which all stockholders exercising their conversion rights, up to 19.99%, will be entitled to receive their pro rata portion of the trust account (net of taxes payable). Additionally, we will not propose a business combination to our stockholders which includes a provision that such business combination will not be consummated if stockholders owning less than 19.99% vote against such business combination and exercise their conversion rights as described herein. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below.

Conversion Rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account including accrued interest, net of any income taxes on such interest, which shall be paid from the trust account (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. The initial per-share conversion price would be approximately $7.60, or $0.40 less than the per-unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. If a stockholder votes against the business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units. We will not complete our proposed initial business combination if public stockholders owning 20% or more of the shares sold in this offering exercise their conversion rights.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination. We will only structure or consummate a business combination in which all stockholders exercising their conversion rights, up to 19.99%, will be entitled to receive their pro rata portion of the trust account (net of taxes payable). Additionally, we will not propose a business combination to our stockholders which includes a provision that such business combination will not be consummated if stockholders owning less than 19.99% vote against such business combination and exercise their conversion rights as described herein.

Dissolution and Liquidation if No Business Combination

We have agreed with the trustee to promptly adopt a plan of dissolution and liquidation and initiate procedures for our dissolution and liquidation if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination related thereto has not been consummated within such 18-month period). The plan of dissolution will provide that we liquidate all of our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. As discussed below, the plan of dissolution and liquidation will be subject to stockholder approval.

Upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. Our existing stockholders, including all of our officers and directors, have waived their rights to participate in any liquidating distributions occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to completion of this offering, and have agreed to vote all of their shares in favor of any such plan of dissolution and liquidation. We estimate that, in the event we liquidate the trust account, our public stockholders will receive approximately $7.60 per share, without taking into account interest earned on the trust account (net of taxes payable on such interest). We expect that all costs associated with implementing a plan of dissolution and liquidation as well as payments to any creditors will be funded by the proceeds of this offering not held in the trust account although we cannot assure you that those funds will be sufficient funds for such purposes. If we do not have sufficient funds for those purposes, the amount distributed to our public stockholders would be less than $7.60 per share, without taking into account interest earned in the trust account (net of taxes payable on income of the funds in the trust account).

To mitigate the risk of the amounts in the trust account being reduced by the claims of creditors:

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Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses and other entities, which we refer to as potential contracted parties or a potential contracted party, execute valid and enforceable agreements with us waiving any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that has refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services similar in talent willing to provide the waiver.

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If we enter into an agreement with a potential contracted party that refuses to execute a valid and enforceable waiver, then our officers and directors will be personally liable to cover the potential claims made by such party but only if, and to the extent that, the claims otherwise would reduce the trust account proceeds payable to our public stockholders in the event of a dissolution and liquidation and the claims were made by that party for services rendered or products sold to us.

However, there is no guarantee that vendors, prospective target business, or other entities will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. In addition, the indemnification provided by our officers and directors is limited to claims by vendors, prospective target businesses and other entities that do not execute such valid and enforceable agreements. Claims by vendors, prospective target businesses and other entities that execute such valid and enforceable agreements would not be indemnified by our officers and directors. Based on representations made to us by our officers and directors, we currently believe that they are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked them to reserve for such an eventuality. Despite our belief, we cannot assure you that our officers and directors will be able to satisfy those obligations. The indemnification obligations may be substantially higher than our officers currently foresee or expect and/or their financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors’ claims reducing the amounts in the trust account.

Furthermore, creditors may seek to interfere with the distribution of the trust account pursuant to federal or state creditor and bankruptcy laws which could delay the actual distribution of such funds or reduce the amount ultimately available for distribution to our public stockholders. If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to claims of third parties with priority over the claims of our public stockholders. It is possible that other actions by creditors or others could also render the trust account subject to claims of third parties. To the extent bankruptcy claims or other actions deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts they might otherwise receive.

As required under Delaware law, we will seek stockholder approval for any plan of dissolution and liquidation. We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner (subject to our agreement to take earlier action as described below):

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our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time we will also prepare a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan;

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upon such deadline (or earlier as described below), we would file our preliminary proxy statement with the SEC;

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if the SEC does not review the preliminary proxy statement, then, 10 days following the filing date, we will file a definitive proxy statement with the SEC and will mail the definitive proxy statement to our stockholders, and 30 days following the mailing, we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and liquidation; and

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if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments approximately 30 days following the filing of the preliminary proxy statement. We will mail a definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders as soon as permitted thereafter.

In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months after the consummation of this offering (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation), the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and liquidation, in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date that is 24 months after the consummation of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation, and on such date file a proxy statement with the SEC seeking stockholder approval for such plan.

In the event that we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to take all reasonable actions to obtain stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our purpose and powers following the expiration of the permitted time periods for consummating a business combination will automatically be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Following the expiration of such time periods, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. Our existing stockholders have agreed to vote all the shares of common stock held by them in favor of the dissolution. We cannot assure you that our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide investors with assurances of a specific time frame for our dissolution and liquidation. Please see the section entitled “Risk Factors—Under Delaware law, our dissolution requires the approval of the holders of a majority of our outstanding stock, without which we will not be able to dissolve, liquidate and distribute our assets to our public stockholders.”

We expect that our total costs and expenses associated with the implementing and completing our stockholder-approved plan of dissolution and liquidation will be in the range of $50,000 to $75,000. This amount includes all costs and expenses related to filing our dissolution in the State of Delaware, the winding up of our company and the costs of a proxy statement and meeting relating to the approval by our stockholders of the approval by our stockholders of our plan of dissolution and liquidation. We believe that there should be sufficient funds available from the proceeds not held in the trust account to fund the $50,000 to $75,000 of expenses, although we cannot give you assurances that there will be sufficient funds for such purposes.

Generally, under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our public stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our public stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our public stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we intend to have all vendors and prospective target businesses execute valid and enforceable agreements with us waiving any right, title, interest, or claim of any kind in or to any monies held in the trust account. As a result, we believe the claims that could be made against us are significantly reduced and the likelihood that any claim that would result in any liability extending to the trust is limited.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will set forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Pursuant to our amended and restated certificate of incorporation, these conditions cannot be amended without the unanimous consent of our stockholders. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

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upon consummation of this offering, $34,200,000 (or $39,330,000, if the over-allotment option is exercised in full), of the proceeds from the offering and the private placement shall be placed into the trust account, which proceeds may not be disbursed from the trust account except in connection with a business combination, including the payment of the deferred underwriting discounts and commissions, or thereafter, upon our dissolution and liquidation, or as otherwise permitted in the amended and restated certificate of incorporation;

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prior to consummating a business combination, we must submit such business combination to our stockholders for approval;

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we may consummate the business combination if approved by a majority of our stockholders and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

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if a business combination is approved and consummated, public stockholders who voted against the business combination and who exercised their conversion rights will receive their pro rata share of the trust account;

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if a business combination is not consummated or a letter of intent, an agreement in principle, or a definitive agreement is not signed within the time periods specified in this prospectus, then our corporate purposes and powers will immediately thereupon be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation of our assets, including funds in the trust account, and we will not be able to engage in any other business activities; and

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we may not consummate any other merger, acquisition, asset purchase, or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that the business combination be with one or more operating businesses whose fair market value, collectively, is at least equal to 80% of our net assets (excluding the deferred underwriting discounts and commissions) at the time of such business combination.

Pursuant to the underwriting agreement that we will enter into with the underwriters in connection with this offering, we will agree not to take any action to amend or modify the provisions set forth in the foregoing paragraph prior to the consummation of a business combination. While our board of directors is not prohibited by either Delaware law or our amended and restated certificate of incorporation from amending these provisions prior to consummation of a business combination if we obtain unanimous consent of our stockholders, or from amending the underwriting agreement to eliminate these prohibitions, we believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the agreement regarding any amendment or modification of such provisions. As a result, the board of directors does not intend to, and pursuant to the underwriting agreement (which the company will not amend to allow) will not be permitted to, at any time prior to the consummation of a business combination, propose any amendment to or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors, which may limit our ability to compete in acquiring certain sizable target businesses. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

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our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

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our obligation to convert shares of common stock held by our public stockholders into cash in certain instances may reduce the resources available to effect a business combination;

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our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

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the requirement to acquire an operating business that has a fair market value equal to at least 80% of our net assets (excluding deferred underwriting discounts and commissions) at the time of the acquisition could require us to acquire several companies or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Additionally, we face competition from other blank check companies that have formed recently, a number of which may consummate a business combination in any industry they choose. We may therefore be subject to competition from these companies, which are seeking to consummate a business plan similar to ours and which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only ten of such companies have completed a business combination and 28 of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We do not own any real estate or other physical property. We maintain our executive offices at 2670 Commercial Avenue, Mingo Junction, Ohio 43938. The cost for this space is included in the $7,500 per-month fee Beverage Marketing Corporation of New York, an affiliate of Michael C. Bellas, our vice chairman, charges us for general and administrative services pursuant to a letter agreement between us and Beverage Marketing Corporation of New York. We consider our current office space adequate for our current operations.

Employees

We have three officers, all of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full-time employees prior to the consummation of a business combination, although we expect each of our officers to devote an average of approximately ten hours per week to our business.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2007. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$34,200,000 of the proceeds of this offering and the private placement (including $720,000 in deferred underwriting discounts and commissions) will be deposited into a trust account at JPMorgan Chase Bank maintained by Continental Stock Transfer & Trust Company.

$30,132,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $34,200,000 of net proceeds held in trust will be invested only in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless Morgan Joseph & Co. determines that an earlier date is acceptable, based upon their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular; provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder who votes against the business combination and who follows the procedures described in this prospectus is given the right to convert his or her shares for his or her pro rata share of the trust account; provided that if holders of 20% or more of the shares sold in this offering both elect to convert their shares and vote against the business combination, we will not consummate such business combination. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website. See the section appearing elsewhere in the prospectus entitled “Where You Can Find Additional Information.”

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Release of funds

The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or as part of any plan of dissolution and liquidation of our company approved by our stockholders upon our failure to effect a business combination within the allotted time, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto. While we intend, in the event of our dissolution and liquidation, to distribute funds from our trust account to our public stockholders as promptly as possible pursuant to our stockholder approved plan of dissolution and distribution, the actual time at which our public stockholders receive their funds will be longer than the five business days under a Rule 419 offering. For a detailed discussion of the timing involved in a return of funds from our trust account to our public stockholders as part of our plan of dissolution and liquidation, see “Proposed Business—Plan of Dissolution and Liquidation if No Business Combination.”

The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within 18 months. See “Risk Factors—Risks associated with our business—You will not be entitled  to protections normally afforded to investors of blank check companies.” In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Rodman L. Drake	63	Chairman
Michael C. Bellas	64	Vice Chairman
Norman E. Snyder, Jr.	45	Chief Executive Officer, President and Director
Barclay H. Griffiths	64	Vice President, Treasurer, Secretary and Director
J. Ross Colbert	50	Vice President and Director

Rodman L. Drake has been a member of our board of directors since November 2005 and our chairman since June 2006. Since January 2002, Mr. Drake has been a managing director of Baringo Capital LLC, a private equity group he co-founded, with three funds focused on natural resources and a venture capital fund focused on early-stage technology and telecommunications investments. From November 1997 to January 2002, Mr. Drake was president of Continuation Investments Group Inc., a private equity firm which was the predecessor of Baringo Capital. From 1994 to 1997, Mr. Drake was a co-founder of KMR Power Corporation, a developer of independent power projects in Latin America and also served as its co-chairman. From 1991 to 1994, Mr. Drake was president of The Mandrake Group, a consultancy that performed strategy and organizational design work for clients in the consumer and financial services industries. From 1969 to 1991, Mr. Drake was employed by Cresap, McCormick & Paget, an international management and strategy consulting firm, where he was managing director and chief executive officer from 1980 to 1991. Mr. Drake serves on the board of directors of Celgene Corporation, a bio-pharmaceutical company, Jackson Hewitt Tax Services Inc., a tax preparation company, Parsons Brinckerhoff, an employee owned global infrastructure company, Student Loan Corporation, a provider of government-sponsored and private-sponsored student loans, and Crystal River Capital Inc., a Real Estate Investment Trust. Mr. Drake is also chairman of Hyperion Total Return Fund, Hyperion Strategic Mortgage Income Fund, and of the Excelsior and Laudus mutual fund groups sponsored by Charles Schwab/US Trust. The Student Loan Corporation, Celgene Corporation, Jackson Hewitt Tax Service Inc and the Hyperion Funds all file reports pursuant to the Exchange Act. Mr. Drake received a B.A. from Yale University and an M.B.A. from Harvard Business School.

Michael C. Bellas has been our vice chairman since June 2006. Mr. Bellas has been the chairman of Beverage Marketing Corporation of New York, a strategic consulting and research firm specializing in the beverage industry, since founding the company in 1972. In this capacity, he has provided strategic advice to both domestic and international beverage companies regarding new growth initiatives, market entry planning, brand development/
revitalization, domestic and international marketplace assessments and sales/distribution strategy development. Since 1999, Mr. Bellas has also been a managing director of BMC/Haas Financial, a division of Beverage Marketing Corporation of New York, a financial advisory firm servicing the beverage industry. Since 1972, Mr. Bellas has also been the chairman of KMC Corporation, a beverage distribution company operating in the Midwest region of the United States. From 1968 to 1972, Mr. Bellas was a staff consultant and project manager for Cresap, McCormick & Paget, an international management and strategy consulting firm. Mr. Bellas is co-founder, co-sponsor and opening day speaker of The Beverage Forum, a beverage industry conference. He is a contributing editor of Beverage World magazine and authors the magazine’s regular “Worldview” column. Mr. Bellas launched BMC’s annual series of market reports focused on the domestic and international beverage industries. He has addressed several international and national trade conventions including the World Beer & Drinks Forum, the International Bottled Water Association, the National Beer Wholesalers Association, the International Fruit Beverage Congress, the International Beverage Industry Exposition (InterBev) and the Dairy Food Industry Supply Association. Mr. Bellas received a B.A. from Yale University, a J.D. from University of Michigan Law School and an M.B.A. from Columbia Business School, where he was a McKinsey Scholar.

Norman E. Snyder, Jr. has been our chief executive officer, president and a member of our board of directors since June 2006. From June 2003 to October 2005, Mr. Snyder was the chief operating officer of the Rheingold Brewing Company, a regional brewer based in New York that was re-launched during the spring of 2003 and sold to Drinks Americas Holdings, Ltd. in November 2005. From March 2002 to May 2003, Mr. Snyder owned and managed Rednys Consulting, a consulting company that he founded, which advised small to mid-size businesses on various financial and operational issues including restructuring, fund raising and business segment analysis. From

July 1996 to August 2001, Mr. Snyder served in various positions with South Beach Beverage Company (“SoBe”), a manufacturer of premium non-carbonated ready-to-drink teas and fruit juices that was founded in March 1995 and sold to PepsiCo in January 2001. He was SoBe’s chief operating officer from February 2001 to August 2001, and chief financial officer from July 1996 to February 2001. From October 1991 to October 1996, Mr. Snyder served as controller of the National Football League Properties, Inc., the marketing arm of the National Football League. From August 1983 to September 1991, Mr. Snyder was a manager at PricewaterhouseCoopers. Mr. Snyder is a CPA and received a B.S. in Accounting from the State University of New York at Albany.

Barclay H. Griffiths has been our vice president, treasurer and secretary, and a member of our board of directors since June 2006. Since 2001, Mr. Griffiths has been a managing director of BMC/Haas Financial, a financial advisory firm servicing the global beverage industry. Mr. Griffiths was an independent consultant from 1995 to 2001 during which he served as interim chief financial officer for Premium Beverage Packers, Inc., a manufacturer of specialty beverages, CommVault Systems, Inc., a software developer spun-off from Lucent Technologies, and Delicious Frookie Company, Inc., a specialty foods manufacturer. In addition, from 1998 to 2001, Mr. Griffiths served as a senior financial consultant to BMC/Haas Financial. From 1985 to 1995, Mr. Griffiths served as chief operating officer and chief financial officer of White Rock Products Corporation, a manufacturer of soft drinks and food-processed beverages. Mr. Griffiths is a CPA and received a B.S. degree from Lehigh University.

J. Ross Colbert has been our vice president and a member of our board of directors since June 2006. Since October 1998, Mr. Colbert has been a managing director of BMC/Haas Financial, and from September 1986 to September 1998, Mr. Colbert was the president and a member of the board of directors of Haas Financial, LLC. During each of these periods, Mr. Colbert completed several transactions across many segments of the beverage industry including soft drinks, bottled water, juice, beer, equipment suppliers and packaging companies. Mr. Colbert has advised several of the largest national and global beverage companies such as Nestlé, Cadbury, Schweppes, Heineken and PepsiCo, as well as privately-owned, middle-market companies in the beverage industry. Mr. Colbert received a B.A. from University of Hawaii, an M.B.A. from University of New Haven and completed the Executive Program of the Wharton School of the University of Pennsylvania.

Number and Terms of Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of J. Ross Colbert, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Norman E. Snyder and Barclay H. Griffiths, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Rodman L. Drake and Michael C. Bellas, will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

Executive Compensation

No executive officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Beverage Marketing Corporation of New York, an affiliate of Michael C. Bellas, our vice chairman, a fee of up to $7,500 per month for providing us with office space and certain office and administrative services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Bellas compensation in lieu of a salary. Other than this $7,500 maximum per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors may be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors are required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers” and later in this section.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

Other than with respect to the business combination, we have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such parties may have an interest in certain transactions in which we are involved, and may also compete with us.

•

Since our officers and directors beneficially own shares of our common stock which will be released from escrow (or, in the case of the insider warrants, released from contractual restrictions limiting their transferability until after a business combination) only in certain limited situations and warrants which will expire worthless if a business combination is not consummated, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally, certain members of our executive management may enter into consulting and employment agreements with us as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to the company for its consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary or contractual obligations they might have. Messrs. Bellas, Colbert, and Griffiths are executive officers for BMC/Haas Financial. Mr. Bellas is also an executive officer and principal of Beverage Marketing Corporation of New York. Because of these varying affiliations, our officers and directors may on occasion have contractual or professional obligations to present business opportunities to BMC/Haas Financial and Beverage Marketing Corporation of New York, respectively. In particular, their representation of certain clients in the beverage industry with respect to merger and acquisition services could result in conflicts of interest in determining to which entity a particular business opportunity should be presented.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering and to vote any shares they acquire in this offering or in the aftermarket in favor of a business combination.

Our officers and directors will also receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of August 4, 2006, and as adjusted to reflect the sale of our common stock included in the units sold in the private placement and offered by this prospectus (assuming no purchase of units in this offering), by:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Before Offering and Private Placement	After Offering and Private Placement

Officers and directors
Rodman L. Drake(3)	298,125	26.5%	5.3%
Norman E. Snyder	298,125	26.5%	5.3%
Michael C. Bellas(4)	225,000	20.0%	4.0%
Barclay H. Griffiths	112,500	10.0%	2.0%
J. Ross Colbert	28,125	2.5%	*
All our officers and directors as a group (five individuals)	961,875	85.5%	17.1%
5% or greater stockholders
Albert C. Bellas(5)	84,375	7.5%	1.5%
Fred B. Tarter	56,250	5.0%	1.0%

——————

*

less than 1%

(1)

Unless otherwise indicated, the primary business address of each of the individuals is 850 Third Avenue, New York, New York 10022.

(2)

These amounts do not include the shares of common stock underlying the insider warrants.

(3)

Includes 8,437.50 shares of common stock owned by the Philip L. Drake Trust and 8,437.50 shares of common stock owned by the Stephan R. Drake Trust. Mr. Drake is the Trustee for both trusts.

(4)

Does not include 84,375 shares of common stock owned by Mr. Albert C. Bellas, his brother, or 11,250 shares of common stock owned by Ms. Belinda Bellas, his daughter.

(5)

Does not include 225,000 shares of common stock beneficially owned by Mr. Michael C. Bellas, his brother, or 11,250 shares of common stock owned by Belinda Bellas, his niece.

Certain of our officers, directors and existing stockholders have collectively agreed that immediately prior to the closing of this offering, such persons will purchase in a private placement transaction a combined total of 1,041,667 warrants, from us at a price of $1.20 per warrant. Of such 1,041,667 insider warrants, Mr. Drake has agreed to purchase 279,167 warrants, Mr. Snyder has agreed to purchase 279,167 warrants, Mr. Michael Bellas has agreed to purchase 96,667 warrants, Mr. Griffiths has agreed to purchase 25,833 warrants, Mr. Albert Bellas has agreed to purchase 235,833 warrants and Mr. Tarter has agreed to purchase 125,000 warrants. These warrants will not be sold or transferred by the purchasers who initially purchase these warrants from us until the completion of our initial business combination. The $1,250,000 purchase price of the warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $1,250,000 purchase price of the warrants will become part of the liquidating distribution to our public stockholders and the warrants will expire worthless.

Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

All of the shares of our common stock outstanding prior to the date of this offering will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•

               , 2009 [three years from the date of this prospectus];

•

our liquidation; or

•

the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, by virtue of the laws of descent and distribution upon death, or pursuant to a qualified domestic relations order, provided that such transferee agrees to be bound by the terms and conditions of the escrow agreement, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

We consider Messrs. Drake, Bellas, Snyder, Griffiths and Colbert to be our “parents” and “promoters,” as these terms are defined under the Federal securities laws.

CERTAIN TRANSACTIONS

On June 30, 2006, we issued an aggregate of 1,500,000 shares of our common stock to the individuals and entity set forth below for an aggregate of $25,000 in cash, at a purchase price of $0.01667 per share, as follows:

Name	Number of Shares	Relationship to Us

Rodman L. Drake	375,000	Chairman of the Board
Michael C. Bellas	300,000	Vice Chairman of the Board
Norman E. Snyder	397,500	Chief Executive Officer, President and Director
Barclay H. Griffiths	150,000	Vice President, Treasurer, Secretary and Director
J. Ross Colbert	37,500	Vice President and Director
Albert C. Bellas	112,500	Stockholder
Fred B. Tarter	75,000	Stockholder
Peter Sealey	15,000	Stockholder
Belinda P. Bellas	15,000	Stockholder
Philip L. Drake Trust	11,250	Stockholder
Stephan R. Drake Trust	11,250	Stockholder

On August 3, 2006, we effected a three-for-four reverse stock split, effectively raising the purchase price to $.02222 per share. The sole purpose for such reverse stock split authorized by the board of directors was to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock immediately after the offering.

Certain of our officers, directors and existing stockholders have collectively agreed that immediately prior to the closing of this offering, such persons will purchase in a private placement transaction a combined total of 1,041,667 warrants, from us at a price of $1.20 per warrant. These warrants will not be sold or transferred by the purchasers who initially purchase these warrants from us until the completion of our initial business combination. The $1,250,000 purchase price of the warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $1,250,000 purchase price of the warrants will become part of the liquidating distribution to our public stockholders and the warrants will expire worthless.

The holders of our 1,125,000 issued and outstanding shares of common stock on the date of this prospectus, the insider warrants and the 1,041,667 shares of common stock underlying the insider warrants will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of these shares and their transferees are each entitled to make up to three demands that we register shares of common stock and warrants owned by them. However, the holders of these shares are not entitled to more than three such demands in the aggregate. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which the shares are released from escrow. In addition, these holders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by us.

Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering, except with respect to any shares of common stock acquired in connection with or following this offering. In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. Our existing stockholders have agreed to vote all the shares of our common stock acquired in this offering or in the aftermarket in favor of a business combination. As a result, our existing stockholders will not have any of the conversion rights attributable to their shares.

Pursuant to an insider letter agreement between each of our officers and directors, us and Morgan Joseph, our officers and directors have agreed to indemnify us for claims by any vendor, prospective target business or other entity that is owed money by us for services rendered or products sold to the extent that such claims reduce the amounts in the trust account to be distributed to the public stockholders upon our dissolution and liquidation. This indemnification is limited to claims by vendors, prospective target businesses or other entities that do not execute a valid and enforceable waiver of all rights, title, interest, and claims of any kind in or to the monies held in the trust account. Claims by target businesses, vendors and other entities that execute such agreements will not be indemnified by our officers and directors. Based on representations as to their accredited investor status (as such term is defined in Regulation D under the Securities Act of 1933, as amended) and discussions with our officers and directors, we currently believe that they are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked them to reserve for such an eventuality. The indemnification obligations may be substantially higher than our officers and directors currently foresee or expect and/or their financial resources may deteriorate in the future. Hence, we cannot assure you that our officers and directors will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by such claims.

Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Beverage Marketing Corporation of New York, an affiliate of Michael C. Bellas, our vice chairman, a fee of up to $7,500 per month for providing us with office space and certain office and administrative services, including secretarial, administrative and bookkeeping support and office space and utilities, including telephone service, in Mingo Junction, Ohio. This arrangement is solely for the benefit of our company and is not intended to provide Mr. Bellas with compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction. Upon completion of a business combination or our liquidation, we will no longer be required to pay these monthly fees.

Certain of our officers and directors have advanced a total of $100,000 to us as of the date of this prospectus to cover expenses related to this offering. Such loans will be payable without interest on the earlier of  June 30, 2007 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not placed in trust.

Upon the consummation of this offering, certain of our officers and directors have agreed to enter into a limited recourse revolving line of credit agreement with us pursuant to which we may borrow up to $250,000 outstanding at any time, to operate our company prior to the consummation of a business combination. The loans made under the limited recourse revolving line of credit will bear an interest rate no greater than the interest rate payable on the proceeds of this offering held in trust. The loans made under the limited recourse revolving line of credit will be due upon the consummation of a business combination, and interest will accrue but will not be payable unless we complete a business combination. In the event we do not consummate a business combination within two years of the completion of this offering, the loans made under the limited recourse revolving line of credit will not be repaid by us and the officers and directors making such loans will have no claims for payment thereunder. There can be no assurance that these officers and directors will have the financial resources available to meet their commitments to provide the additional working capital as the obligations thereunder come due under the terms of the limited recourse revolving line of credit. The funds we receive from our officers and directors under the terms of the limited recourse revolving line of credit will not be held in trust and will only be used for the payment of expenses relating to the due diligence of potential target businesses, deposits, down payments or funding of “no-shop” provisions in connection with a particular business combination for working capital and for general corporate purposes. If any of the officers and directors who commit to provide the additional working capital to us after the closing of this offering fails to do so, such failure could have a material adverse effect on the financial condition of our company, and as a result, we may be unable to consummate a business combination.

We will reimburse our officers, directors and existing stockholders for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account, there is no limit on the amount of accountable out-of-pocket expenses reimbursable by us.

Other than reimbursable out-of-pocket expenses payable to our officers and directors and the general and administrative services arrangement with Beverage Marketing Corporation of New York, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

All ongoing and future transactions between us and any of our officers, directors and existing stockholders or their respective affiliates, including loans by our officers, directors and existing stockholders will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who have access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of common stock, par value $0.0001, and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this prospectus, 1,125,000 shares of common stock are outstanding, held by eleven record holders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants may begin to trade separately on the 90th day after the date of this prospectus unless Morgan Joseph & Co. determines that an earlier date is acceptable, based upon their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of such Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to such Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the public stockholders and to vote any shares they acquire in this offering and the aftermarket in favor of any proposed business combination. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders, except that they will be required to vote in favor of our dissolution and liquidation.

Our existing stockholders have also agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to dissolve and liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and any net assets remaining available for distribution to them after payment of liabilities. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and
(ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our existing stockholders, including all of our officers and directors have waived their rights to participate in any liquidating distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by them prior to this offering and have agreed to vote all of their shares in favor of any such plan of liquidation and dissolution. However, our existing stockholders will participate in any liquidating distributions with respect to any other shares of common stock acquired by them in connection with or following this offering.

Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units, which they have not previously sold.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Warrants issued as part of this offering

Each warrant issued in this offering entitles the registered holder to purchase one share of our common stock at a price of $5.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

the completion of a business combination; or

•

one year from the date of this prospectus.

The warrants will expire on the fourth anniversary of the date of this prospectus at 5:00 p.m., New York City time.

The warrants may trade separately on the 90th day after the date of this prospectus unless Morgan Joseph & Co. determines that an earlier date is acceptable, based upon their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will Morgan Joseph & Co. allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option.

We may call the warrants for redemption (including any warrants issued upon exercise of our unit purchase option):

•

in whole and not in part;

•

at a price of $.01 per warrant at any time after the warrants become exercisable;

•

upon not less than 30 days’ prior written notice of the call to each warrant holder; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of the call to warrant holders.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for the call, however, there can be no assurance that the price of the common stock will exceed the call price or the warrant exercise price after the call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In addition, we may not call the warrants unless the warrants comprising part of the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the date of the call notice through the date fixed for the call.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Insider Warrants

As part of the private placement that will close immediately prior to this offering, we will issue to certain of our officers, directors and existing stockholders insider warrants, at a purchase price of $1.20 per warrant, to purchase an aggregate of 1,041,667 shares of our common stock at a per-share exercise price of $5.50. The insider warrants will become exercisable upon the completion of a business combination, are non-callable so long as such insider warrants are held by the original purchasers or their affiliates and may be exercised on a “cashless basis.”  The insider warrants cannot be sold or transferred until we complete a business combination. In addition, commencing on the date such warrants become exercisable, the insider warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With those exceptions, the insider warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Purchase Option

We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 225,000 units at a per-unit price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section below entitled “Underwriting—Purchase Option.”

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, New York, New York.

Shares Eligible for Future Sale

Immediately after this offering, we will have 5,625,000 shares of common stock outstanding, or 6,300,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 4,500,000 shares sold in this offering, or 5,175,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,125,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to June 30, 2007. Notwithstanding this restriction, all such shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to dissolve and liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the number of shares of common stock then outstanding, which will equal 56,250 shares immediately after this offering (or 63,000 if the underwriters’ exercise their over-allotment option in full); and

•

the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of that blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

The holders of our 1,125,000 issued and outstanding shares of common stock on the date of this prospectus, the insider warrants and the 1,041,667 underlying shares of common stock will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of these securities and their transferees are each entitled to make up to three demands that we register shares of common stock and warrants owned by them. However, the holders of these securities are not entitled to more than three such demands in the aggregate. The holders of the majority of these securities can elect to exercise these registration rights at any time after the date on which the securities are released from escrow. In addition, these holders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for securities not sold by us.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Morgan Joseph & Co. is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units

Morgan Joseph & Co. Inc.
GunnAllen Financial, Inc.
Legend Merchant Group, Inc.
Total	4,500,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The purchase of the 1,041,667 insider warrants by our officers, directors and certain existing stockholders is a condition to the closing of this offering and, accordingly, the underwriters ’ firm commitment obligation to purchase the units pursuant to the underwriting agreement can be terminated if such purchases are not made.

State Blue Sky Information

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. We will offer and sell the units to retail customers only in Colorado, Delaware, Florida, Hawaii, Illinois, New York, Rhode Island and Wyoming. We have also applied for, but have not yet received, permission to sell our securities to retail customers in the District of Columbia and Indiana and will sell these securities in the District of Columbia and Indiana only if we receive such permission. In New York and Hawaii, we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho and  Oregon may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states do not presently require any notice filings or fee payments and permit the resale by stockholders of the units, and the common stock and warrants comprising the units, once they become separately transferable:

•

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states and territory permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

•

the District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Rhode Island, South Carolina, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute, rule or regulation relating to the National Securities Markets Improvement Act adopts such a statute, rule or regulation in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

However, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable on the 90th day after the date of this prospectus unless Morgan Joseph & Co. determines that an earlier date is acceptable, will be eligible for sale on a secondary market basis in each of the following states, without any notice filings or fee payments, based upon the availability of another applicable exemption from the state’s registration requirements:

•

immediately in the District of Columbia, Illinois and Maryland; and

•

commencing 90 days after the date of this prospectus in Rhode Island.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. It may allow some dealers concessions not in excess of $           per unit.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business at attractive values;

•

our capital structure;

•

an assessment of our management and their experience in identifying operating companies;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 675,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Total
	Per Unit	Without Option	With Option

Public offering price	$8.00	$36,000,000	$41,400,000
Discount(1)	0.40	1,800,000	2,070,000
Deferred underwriting discounts(2)	0.16	720,000	828,000
Proceeds before expenses(3)	7.60	33,480,000	38,502,000

——————

(1)

Does not include an additional 2% of the gross proceeds from the sale of the 4,500,000 units in this offering ($720,000 or $828,000 if the over-allotment is exercised in full) that will be paid to the underwriters only upon the consummation of a business combination (and then only with respect to those units as to which the component shares have not been converted to cash) which amounts are reflected in this table as deferred underwriting discount. If a business combination is not consummated and our trust account is liquidated as part of any plan of dissolution and distribution, such amounts will not be paid to the underwriters, but rather will be distributed among our public stockholders.

(2)

The underwriters have agreed to forego their deferred underwriting discount with respect to those units as to which the underlying shares are converted to cash by those stockholders who voted against the business combination and exercised their conversion rights upon consummation of a business combination.

(3)

The offering expenses are estimated to be approximately $500,000.

Purchase Option

We have agreed to sell to Morgan Joseph & Co., for $100, an option to purchase up to a total of 225,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable on a cashless basis at $10.00 per unit commencing on the later of the consummation of a business combination or one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 225,000 units, the 225,000 shares of common stock and the 225,000 warrants underlying such units, and the 225,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Morgan Joseph & Co. will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the date of this prospectus. Additionally, the option may not be sold transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180 day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions incurred and payable by the holders. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $897,930, using an expected life of five years, volatility of 59.0%, and a risk-free rate of 5.10%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate our trust account as part of any plan of dissolution and distribution approved by our stockholders, the option will become worthless.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event that the underwriters were to exercise their over-allotment option to purchase securities in excess of its short position, then the distribution will not be deemed to have been completed until all of the securities have been sold.

Other Terms

We have granted Morgan Joseph & Co. the right to have an observer present at all meetings of our board of directors until we consummate a business combination. The observer will be entitled to the same notices and communications sent by us to our directors and to attend director’s meetings, but will not have voting rights. Morgan Joseph & Co. has not named its observer as of the date of this prospectus.

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

BEVERAGE ACQUISITION CORPORATION
(a corporation in the development stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Beverage Acquisition Corporation

We have audited the accompanying balance sheets of Beverage Acquisition Corporation (a development stage company) as of December 31, 2005 and June 30, 2006 and the related statements of operations, stockholders ’ equity and cash flows for the period from November 16, 2005 (inception) to December 31, 2005, the six-month period ended June 30, 2006, and the cumulative period from November 16, 2005 (inception) to June 30, 2006. These financial statements are the responsibility of the Company ’ s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beverage Acquisition Corporation as of December 31, 2005 and June 30, 2006, and the results of its operations and its cash flows for the period from November 16, 2005 (inception) to December 31, 2005, the six-month period ended June 30, 2006, and the cumulative period from November 16, 2005 (inception) to June 30, 2006, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Beverage Acquisition Corporation will continue as a going concern. Beverage Acquisition Corporation has a net loss, working capital deficiency and has no operations. This raises substantial doubt about Beverage Acquisition Corporation ’ s ability to continue as a going concern. As discussed in Note 2, Beverage Acquisition Corporation is in the process of raising capital through a Proposed Offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP

New York, New York
August 3, 2006

BEVERAGE ACQUISITION CORPORATION
(A Development Stage Company)

BALANCE SHEET

	December 31, 2005	June 30, 2006	September 30, 2006
			(unaudited)

ASSETS
Current assets – cash	—	$111,000	$47,361

Deferred offering costs	$63,344	74,872	192,407
Total assets	$63,344	$185,872	239,768

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$64,935	$63,490	$116,979
Notes payable, stockholders	—	100,000	100,000
Total current liabilities	64,935	163,490	216,979

Commitments

Stockholders’ equity:
Preferred Stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—	—
Common Stock, $.0001 par value, 50,000,000 shares authorized; 0, 1,125,000 and 1,125,000 shares issued and outstanding, respectively	—	112	112
Additional paid-in capital	—	24,888	24,888
Deficit accumulated during the development stage	(1,591)	(2,618)	(2,211)
Total stockholders’ equity	(1,591)	22,382	22,789
Total liabilities and stockholders’ equity	$63,344	$185,872	$239,768

See accompanying notes to financial statements.

BEVERAGE ACQUISITION CORPORATION
(A Development Stage Company)

STATEMENT OF OPERATIONS

	Period from November 16, 2005 (inception) to December 31, 2005	Six Months Ended June 30, 2006	Three Months Ended September 30, 2006	Cumulative Period from November 16, 2005 (inception) to September 30, 2006
			(unaudited)	(unaudited)

Formation costs and operating expenses	$1,591	$1,027	$40	$2,658

Interest Income			(447)	(447)

Net income (loss)	$(1,591)	$(1,027)	$407	$(2,211)

Weighted average number of common shares outstanding	—	1,125,000	1,125,000	1,125,000

Net income (loss) per share	—	$(0.00)	$0.00	$(0.00)

See accompanying notes to financial statements.

BEVERAGE ACQUISITION CORPORATION
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total
	Shares	Amount

Balances at November 16, 2005	—	—	—	—	—
Net loss	—	—	—	$(1,591)	$(1,591)
Balances at December 31, 2005	—	—	—	(1,591)	(1,591)
Common shares issued on June 30, 2006 at $0.0222 per share	1,125,000	$112	$24,888	—	25,000
Net loss	—	—	—	(1,027)	(1,027)
Balances at June 30, 2006	1,125,000	112	24,888	(2,618)	22,382
Unaudited:
Net income	—	—	—	407	407
Balances at September 30, 2006	1,125,000	$112	$24,888	$(2,211)	$22,789

See accompanying notes to financial statements.

BEVERAGE ACQUISITION CORPORATION
(A Development Stage Company)

STATEMENT OF CASH FLOWS

	Period from November 16, 2005 (inception) to December 31, 2005	Six Months Ended June 30, 2006	Three Months Ended September 30, 2006	Cumulative Period from November 16, 2005 (inception) to September 30, 2006
			(unaudited)	(unaudited)
Cash flows from operating activities
Net income (loss)	$(1,591)	$(1,027)	$407	$(2,211)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Change in liabilities:
Accrued expenses	1,591	1,027	(2,618)	0

Net cash used in operating activities	—	—	(2,211)	(2,211)

Cash flows from financing activities
Proceeds from sale of stock	—	25,000	—	25,000
Proceeds from notes payable, stockholders	—	100,000	—	100,000
Payments of deferred offering costs	—	(14,000)	(61,428)	(75,428)

Net cash provided by (used in) financing activities	—	111,000	(61,428)	49,572

Net increase (decrease) in cash	—	111,000	(63,639)	47,361

Cash, beginning of period	—	—	111,000	—

Cash, end of period	—	$111,000	$47,361	$47,361

Supplemental schedule of non-cash financing activities
Accrual of public offering costs	$63,344	$(2,472)	$56,107	$116,979

See accompanying notes to financial statements.

BEVERAGE ACQUISITION CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(The information as of September 30, 2006 and for the three months then ended is unaudited)

1. Organization, Business Operations and Significant Accounting Policies

Beverage Acquisition Corporation (the “Company”) was incorporated in Delaware on November 16, 2005 as a blank check company whose objective is to acquire an operating business.

At September 30, 2006, the Company had not yet commenced any operations. All activity through September 30, 2006 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end. The financial statements at September 30, 2006 and for the period ended September 30, 2006 are unaudited. In the opinion of management, all adjustments (consisting of normal accruals) have been made that are necessary to present fairly the financial position of the Company as of September 30, 2006 and the results of its operations, its stockholder ’ s equity and cash flows for the three months ended September 30, 2006 and the period from November 16, 2005 (inception) to September 30, 2006. Operating results for the interim period presented are not necessarily indicative of the results to be expected for a full year.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 4,500,000 units (“Units”) which is discussed in Note 2 (“Proposed Offering”). This factor raises substantial doubt about the Company ’ s ability to continue as a going concern. The accompanying financial statements are prepared assuming the Company will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that approximately $7.60 per Unit sold in the Proposed Offering, which includes amounts received in a private placement to be completed prior to the Proposed Offering will be held in a trust account (“Trust Account”) and invested in government securities until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Certain of the Company’s directors have severally agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that the directors will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 1,125,000 founding shares of common stock, as well as any shares of common stock acquired in connection with or following the Proposed Offering, in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination (net of the underwriters’ deferred underwriting discount described in Note 2), divided by the number of shares of common stock held by Public Stockholders at the

BEVERAGE ACQUISITION CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(The information as of September 30, 2006 and for the three months then ended is unaudited)

1. Organization, Business Operations and Significant Accounting Policies – (continued)

consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account (subject to amounts paid or accrued for taxes) computed without regard to the shares held by Initial Stockholders.

The Company has agreed to a mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Public Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

The Company complies with SFAS 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. At December 31, 2005, June 30, 2006 and September 30, 2006 the Company had deferred tax assets of approximately $550, $900 and $750 respectively. Due to the lack of operations, the Company recorded a full valuation allowance against each of these asset amounts.

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123(R)”), “Share Based Payment”. SFAS 123(R) requires all share based payments, including grants of employee stock options to employees, to be recognized in the financial statements based on their fair values. The Company adopted SFAS 123(R) upon its formation. The adoption of SFAS 123(R) did not have a significant impact on the Company’s financial condition or results of operations.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2. Proposed Public Offering: Value of Unit Purchase Option

The Proposed Offering, calls for the Company to offer for public sale up to 4,500,000 Units at a proposed offering price of $8.00 per Unit (plus up to an additional 675,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and one Callable Common Stock Purchase Warrant (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.50 commencing the later of the completion of a Business Combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may call the Warrants for redemption at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

BEVERAGE ACQUISITION CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(The information as of September 30, 2006 and for the three months then ended is unaudited)

2. Proposed Public Offering: Value of Unit Purchase Option – (continued)

In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

The Company will pay the underwriters in the Proposed Offering an underwriting discounts and commissions of 7.0% of the gross proceeds of the proposed offering, of which 2.0% of the gross proceeds will be held in the Trust Account and payable only upon the consummation of a business combination.

Certain of the Initial Stockholders are expected to purchase 1,041,667 warrants (“Private Placement Warrants”) at a purchase price of $1.20 per warrant, in a private placement to be completed immediately prior to the consummation of the Proposed Offering. All of the proceeds received from these purchases will be placed in the Trust Account. The Private Placement Warrants will be identical to the Warrants underlying the Units to be offered in the Proposed Offering except that if the Company calls the Warrants for redemption, the Private Placement Warrants will be exercisable on a cashless basis so long as they are still held by the initial purchasers or their affiliates. The purchasers have agreed that the Private Placement Warrants will not be sold or transferred by them, until after the completion of a Business Combination.

The Initial Stockholders and the holders of the Private Placement Warrants will be entitled to demand and piggy-back registration rights beginning at the time the founder shares are released from escrow with respect to their securities pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering.

In addition, the Company has agreed to sell to Morgan Joseph & Co. for $100, an option to purchase up to a number of Units equal to 5% of the Units sold in the Proposed Offering, excluding any exercise of the underwriters’ over-allotment option. The Units that would be issued upon exercise of the Underwriters Purchase Option (UPO) are identical to those offered by this prospectus. This UPO is exercisable at $10.00 per Unit at the latter of one year from the effective date, or the consummation of a Business Combination. The UPO has a life of five years from the effective date. The Company will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

The sale of the UPO will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $897,930 using an expected life of five years, volatility of 59.0% and a risk-free interest rate of 5.10%.

The volatility calculation of 59.0% is based on the average five-year volatility of a benchmark group of companies, consisting of the nine smallest U.S. publicly traded beverage companies with market capitalizations greater than $50 million, during the period from July 1, 2001 through June 30, 2006. Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its unit price, which will depend on a number of factors which cannot be ascertained at this time. The Company used above benchmark group of companies because its management believes that the volatility of these companies is a reasonable benchmark to use

BEVERAGE ACQUISITION CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(The information as of September 30, 2006 and for the three months then ended is unaudited)

2. Proposed Public Offering: Value of Unit Purchase Option – (continued)

in estimating the expected volatility for the Company’s units. Although an expected life of five years was taken into account for the purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidate the Trust Account as part of any plan of dissolution and distribution approved by the Company’s stockholders, the option would become worthless.

3. Deferred Offering Costs

Deferred offering costs consist principally of legal fees incurred through the balance sheet dates that are directly related to the Proposed Offering and that will be charged to Stockholders’ equity upon the receipt of the capital raised or charged to expense if not completed.

4. Notes Payable, Stockholders

The Company issued an aggregate of $100,000 unsecured promissory notes to four of its Initial Stockholders on June 30, 2006. These notes are non-interest bearing and are payable on the earlier of June 30, 2007 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

5. Commitments and Related Party Transactions

The Company presently occupies office space provided by an affiliate of one of the Initial Stockholders. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

Pursuant to the letter of intent with the Underwriter, the Initial Stockholders have agreed to enter into letter agreements that waive their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

6. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

7. Common Stock

The Company is authorized to issue 50,000,000 shares of common stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Effective August 3, 2006, the Company effected a three-for-four reverse common stock split. The accompanying balance sheet, and related statements of operations and stockholders’ equity have been retroactively restated to effect this stock split.

Until                               , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

		$36,000,000 BEVERAGE ACQUISITION CORPORATION 4,500,000 Units

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

TABLE OF CONTENTS		PROSPECTUS
	Page
		GunnAllen Financial, Inc. Legend Merchant Group, Inc.
Prospectus Summary	1
Summary Financial Data	15
Risk Factors	16
Cautionary Note Regarding Forward-Looking Statements	34
Use of Proceeds	35
Dividend Policy	38
Capitalization	39
Dilution	40
Management’s Discussion and Analysis of Financial Condition and Results of Operations	41
Proposed Business	44
Management	58
Principal Stockholders	62
Certain Transactions	64
Description of Securities	67
Underwriting	72
Legal Matters	76
Experts	76
Where You Can Find Additional Information	76
Index to Financial Statements	F-1
		, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this Registration Statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC Registration Fee	8,137
NASD filing fee	8,105
Accounting fees and expense	30,000
Printing and engraving expenses	60,000
Legal fees and expenses	350,000
Miscellaneous	43,758	(2)
Total	$501,000

——————

(1)

In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the Company will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the Company’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

(2)

This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Officers and Directors.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Name of Stockholder	Number of Shares

Norman E. Snyder	397,500
Rodman L. Drake	375,000
Barclay H. Griffiths	150,000
Michael C. Bellas	300,000
J. Ross Colbert	37,500
Albert C. Bellas	112,500
Fred B. Tarter	75,000
Peter Sealey	15,000
Belinda P. Bellas	15,000
Stephan R. Drake Trust	11,250
Philip L. Drake Trust	11,250
Total	1,500,000

Such shares were issued on June 30, 2006, in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals.

The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000, or $0.01667 per share. No underwriting discounts or commissions were paid with respect to such sales.

On August 3, 2006, we effected a three-for-four reverse stock split, effectively raising the purchase price to $.02222 per share. The sole purpose for such reverse stock split authorized by the board of directors was to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock immediately after the offering. Following the reverse stock split, there were 1,125,000 shares of common stock outstanding.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation*
3.2	By-laws*
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate
4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant
4.5	Form of Unit Purchase Option to be granted to Representative
5.1	Opinion of Mintz Levin Cohn Ferris Glovsky and Popeo, PC *
10.1	Form of Letter Agreement among the Registrant, Morgan Joseph & Co. and Norman E. Snyder*
10.2	Form of Letter Agreement among the Registrant, Morgan Joseph & Co. and Rodman L. Drake*
10.3	Form of Letter Agreement among the Registrant, Morgan Joseph & Co. and Barclay H. Griffiths*
10.4	Form of Letter Agreement among the Registrant, Morgan Joseph & Co. and Michael C. Bellas*
10.5	Form of Letter Agreement among the Registrant, Morgan Joseph & Co. and J. Ross Colbert*
10.6	Form of Letter Agreement among the Registrant, Morgan Joseph & Co. and Albert C. Bellas*
10.7	Form of Letter Agreement among the Registrant, Morgan Joseph & Co. and Fred B. Tarter*
10.8	Form of Letter Agreement among the Registrant, Morgan Joseph & Co. and Peter Sealey*
10.9	Form of Letter Agreement among the Registrant, Morgan Joseph & Co. and Belinda P. Bellas*
10.10	Form of Letter Agreement among the Registrant, Morgan Joseph & Co. and Stephan R. Drake Trust*
10.11	Form of Letter Agreement among the Registrant, Morgan Joseph & Co. and Philip L. Drake Trust*
10.12	Form of Subordinated Revolving Line of Credit Agreement*
10.13	Form of Investment Management Trust Agreement between Continental Stock Transfer and Trust Company and the Registrant*
10.14	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer and Trust Company and the Existing Stockholders*
10.15	Services Agreement between Beverage Marketing Corporation of New York and the Registrant*
10.16	Promissory Note, dated June 30, 2006, issued to Norman E. Snyder*
10.17	Promissory Note, dated June 30, 2006, issued to Rodman L. Drake*
10.18	Promissory Note, dated June 30, 2006, issued to Michael C. Bellas*
10.19	Promissory Note, dated June 30, 2006, issued to Barclay H. Griffiths*
10.20	Form of Registration Rights Agreement among the Registrant and the Existing Stockholders*
10.21	Form of Insider Warrant Purchase Agreement between the Registrant and the Insiders*
23.1	Consent of Goldstein Golub Kessler LLP
23.2	Consent of Mintz Levin Cohn Ferris Glovsky and Popeo, PC (included in Exhibit 5.1)
24	Power of Attorney

——————

*

Previously filed

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that:

A.

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C; each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as may be amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on November 1, 2006.

BEVERAGE ACQUISITION CORPORATION

By:	/s/ Norman E. Snyder
Norman E. Snyder
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

	Signature	Title	Date

	*	Chairman of the Board	November 1, 2006
Rodman L. Drake

	*	Vice Chairman of the Board	November 1, 2006
Michael C. Bellas

	/s/ Norman E. Snyder	Chief Executive Officer, President and Director (principal executive officer)	November 1, 2006
Norman E. Snyder

	*	Vice President, Treasurer, Secretary	November 1, 2006
	Barclay H. Griffiths	and Director (principal financial and
accounting officer

	*	Vice President and Director	November 1, 2006
J. Ross Colbert

*By:	/s/ Norman E. Snyder
Attorney-in-fact